UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. ___)

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

SONIC SOLUTIONS

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SONIC SOLUTIONS
7250 Redwood Blvd., Suite 300
Novato, California 94945
(415) 893-8000
NOTICE OF 2009 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON OCTOBER 28, 2009

To the Shareholders of Sonic Solutions:

NOTICE IS HEREBY GIVEN that the 2009 Annual Meeting of Shareholders (the “Annual Meeting”) of Sonic Solutions, a California corporation (“Sonic” or the “Company”), will be held on October 28, 2009 at 11:00 a.m., Pacific time, at Sonic’s principal executive offices located at 7250 Redwood Blvd., Suite 300, Novato, California 94945 for the following purposes:

1.	To elect five directors to serve for the ensuing year or until their successors are elected and qualified;

2.	To approve an amendment and restatement to the Company’s 2004 Equity Compensation Plan, which will increase the number of shares of the Company’s common stock reserved for issuance under the plan by an additional 3,000,000 shares; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only shareholders of record at the close of business on September 23, 2009 are entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the Annual Meeting, the Company urges you, whether or not you plan to attend the Annual Meeting, to complete, sign, date and mail promptly the enclosed proxy which is being solicited on behalf of the Board of Directors of the Company so that your shares will be represented at the Annual Meeting. If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card.

By Order of the Board of Directors

Mary C. Sauer
Secretary

Novato, California
September 24, 2009

IMPORTANT

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. THANK YOU FOR ACTING PROMPTLY.

In accordance with rules and regulations adopted by the Securities and Exchange Commission, the Company is providing access to its proxy materials over the Internet. This notice, along with the Company’s proxy statement and annual report, is available on the Internet at http://bnymellon.mobular.net/bnymellon/snic. These proxy materials are available free of charge.

SONIC SOLUTIONS

7250 Redwood Blvd., Suite 300
NOVATO, CALIFORNIA 94945
(415) 893-8000

PROXY STATEMENT FOR
2009 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON OCTOBER 28, 2009

INFORMATION CONCERNING THE ANNUAL MEETING

Who is soliciting my proxy?

Proxies in the form enclosed with this Proxy Statement are being solicited by the Board of Directors of Sonic Solutions, a California corporation (“Sonic” or the “Company”).

When and where will the meeting be held?

The Company’s 2009 Annual Meeting of Shareholders (the “Annual Meeting”) will be held Wednesday, October 28, 2009 at 11:00 a.m., Pacific time, or at any adjournments or postponements thereof. The Annual Meeting will be held at Sonic’s principal executive offices located at 7250 Redwood Blvd., Suite 300, Novato, California 94945. The telephone number at that address is (415) 893-8000.

Why am I receiving these materials?

The Company is making these proxy materials available to you on the Internet or by delivering printed versions of these materials to you by mail because its Board of Directors (the “Board”) is soliciting your proxy to vote at the Annual Meeting and at any adjournment(s) or postponements thereof. You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

The Company is applying the Securities and Exchange Commission, or SEC, rule that allows companies to provide their proxy materials over the Internet. As a result, the Company’s beneficial shareholders are being mailed a notice about the Internet availability of the proxy materials instead of a paper copy of the proxy materials. All shareholders receiving the notice will have the ability to access the proxy materials over the Internet or to request to receive a paper copy of the proxy materials by mail. Instructions regarding how to access the proxy materials over the Internet or to request a paper copy can be found in the notice mailed to the beneficial shareholders. In addition, the notice contains instructions regarding how shareholders may request receipt of proxy materials electronically by e-mail in future years.

How can I access the proxy materials over the Internet?

The notice about the Internet availability of the proxy materials contains instructions regarding how to:

•	View the Company’s proxy materials for the Annual Meeting and vote on the Internet;

•	Request a paper copy of the Company’s proxy materials for the Annual Meeting; and

•	Instruct the Company to send the future proxy materials to you electronically by e-mail.

You may view the proxy materials for the Company’s Annual Meeting and its 2009 Annual Report on Form 10-K on the Internet and vote your shares at www.proxyvote.com. You will need your eleven (11) digit control number provided in the notice about Internet availability to access this website and to vote.

If you choose to receive future proxy materials by e-mail, you will receive an e-mail with instructions containing a link to the website where those materials will be available and a link to the proxy voting website. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

How may I obtain a paper copy of the proxy materials?

Shareholders receiving a notice about the Internet availability of the proxy materials will find instructions regarding how to obtain a paper copy of the proxy materials in the notice.

What should I do if I receive more than one notice about the Internet availability of the proxy materials or more than one paper copy of the proxy materials?

You may receive more than one notice or more than one paper copy of the proxy materials. For example, if you hold your shares in more than one brokerage account, you may receive a separate notice for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you may receive more than one paper copy of the proxy materials. To vote all of your shares by proxy, you must vote over the Internet with respect to each name in which you hold shares, and/or sign and return each proxy card, to ensure that all of your shares are voted.

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers, banks and nominees) to satisfy the delivery requirements for proxy statements, annual reports and notices of Internet availability of proxy materials with respect to two or more shareholders sharing the same address by delivering a single set of proxy materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies and intermediaries.

A number of brokers, banks and nominees with account holders who are Company shareholders may be householding proxy materials. In such circumstances, a single set of proxy materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received by such broker, bank or nominee from one or more of the affected shareholders. The Company has not initiated householding with respect to the small number of the Company’s record holders, because such householding would increase the Company’s costs. If, at any time, you would like to receive a separate copy of the Company’s Proxy Statement, Annual Report, or notice of Internet availability of proxy materials, the Company will send you additional copies upon written or oral request directed to Nils Erdman, Vice President of Investor Relations, at the Company’s principal executive offices located at 7250 Redwood Blvd., Suite 300, Novato, California 94945. The telephone number at that address is (415) 893-8000. If you are a beneficial owner, you can request additional copies of the Proxy Statement, Annual Report and notice of Internet availability of proxy materials or request a change in your householding status by notifying your broker, bank or nominee.

What are the purposes of the Annual Meeting?

The purposes of the Annual Meeting are to:

•	consider and vote upon the election of five directors to serve for the ensuing year or until their successors are elected and qualified;

•	to approve an amendment and restatement to the Company’s 2004 Equity Compensation Plan, which will increase the number of shares of the Company’s common stock reserved for issuance under the plan by an additional 3,000,000 shares; and

•	transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board recommends a vote FOR the election of the director nominees named in this Proxy Statement; and FOR the approval of amendment and restatement to the 2004 Equity Compensation Plan.

What if other business is properly brought before the Annual Meeting?

The Board is not aware of any other matters to be presented for shareholder action at the Annual Meeting. However, if other matters are properly brought before the Annual Meeting, the persons named as proxy holders, David C. Habiger and Paul F. Norris, will have the discretion to vote your shares.

Who is entitled to vote?

Only shareholders of record at the close of business on September 23, 2009 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting. On the record date, there were 26,743,539 shares of the Company’s common stock outstanding and entitled to vote.

Shareholder of Record: Shares Registered in Your Name

If on September 23, 2009, your shares of common stock were registered directly in your name with the Company’s transfer agent, BNY Mellon Shareholder Services (“Mellon”), then you are a shareholder of record. As a shareholder of record, you may vote in person at the meeting, or at any adjournment(s) thereof, or vote by proxy. Whether or not you plan to attend the meeting, the Company urges you to fill out and return the enclosed proxy card as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on September 23, 2009, your shares of common stock were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials, including instructions how to vote by proxy, are being forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

How many votes do I have?

You will be entitled to one vote for each outstanding share of Sonic common stock you owned as of the Record Date on each matter considered at the Annual Meeting. The shares on your proxy card, included in your proxy materials, represent the shares you own and are eligible to vote.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

How do I cumulate my votes for the election of directors?

Every shareholder voting for the election of directors may exercise cumulative voting rights and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder’s shares are entitled, or distribute such shareholder’s votes on the same principle among as many candidates as the shareholder may select, provided that votes cannot be cast for more than five candidates. However, no shareholder shall be entitled to cumulate votes unless at least one shareholder has given notice at the Annual Meeting of the shareholder’s intention to cumulate votes, and no votes may be cast in favor of a candidate unless the candidate’s name has been placed in nomination prior to the voting.

May I cumulate my votes with respect to any other matters?

No. On all matters other than the election of directors, each share is entitled to one vote on each proposal or item that comes before the Annual Meeting.

How many votes must be present to hold the Annual Meeting?

The presence at the meeting, in person or by proxy, of the holders of at least a majority of the shares of the common stock outstanding on the Record Date will constitute a quorum, permitting the conduct of business at the meeting. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting.

How many votes are required for the election of directors?

Directors will be elected by a favorable vote of a plurality of the shares of voting stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Accordingly, abstentions or broker non-votes as to the election of directors will not affect the election of the candidates receiving the plurality of vote.

All shares represented by each properly executed, unrevoked proxy received in time for the Annual Meeting will be voted in the manner specified therein. If no specification is made on the proxy as to the proposals, the common stock represented by the proxy will be voted as to the proposal for which no specification is given as follows: FOR the election of the director nominees named in this Proxy Statement; and FOR the approval of amendment and restatement to the 2004 Equity Compensation Plan. To the extent any other matters are properly brought before the Annual Meeting, the persons named as proxy holders, David C. Habiger and Paul F. Norris, will have discretion to vote your shares.

How many votes are required for other matters that may properly come before the Annual Meeting?

The affirmative vote of the holders of shares having a majority of the voting power of the shares represented and entitled to vote is required for all other business that may properly come before the Annual Meeting.

Who are the proxy holders?

The proxy holders are David C. Habiger and Paul F. Norris, who were selected by the Board of the Company and currently serve as executive officers of the Company.

How are the votes counted?

The votes are counted as received by an automated system administered by the Company’s transfer agent, Mellon. Broker non-votes, and shares as to which proxy authority has been withheld with respect to any matter, are generally not deemed to be entitled to vote for purposes of determining whether shareholders’ approval of that matter has been obtained. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular matter because the nominee does not have the discretionary voting power with respect to that matter and has not received instructions from the beneficial owner.

How do I vote?

You may vote using any of the following methods:

•	Proxy card. Be sure to complete, sign and date the card and return it in the prepaid envelope. If you are a shareholder of record and you return your signed proxy card without indicating your voting preferences, the persons named in the proxy card will vote:

•	FOR the election of the nominees for director named on page 6 of this Proxy Statement; and

•	FOR the approval of the proposal to amend and restate the 2004 Equity Compensation Plan

•	In person at the Annual Meeting. All shareholders may vote in person at the Annual Meeting. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or nominee and present it to the inspector of election with your ballot when you vote at the meeting.

May I change my vote after I return my proxy card?

Yes, if you are a shareholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by:

•	Submitting a new, duly executed proxy card or paper ballot bearing a later date;

•	Sending written notice to the Company’s Corporate Secretary; or

•	Attending the Annual Meeting and voting in person.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy.

Who will serve as inspector of election?

A representative of Mellon, the Company’s transfer agent, will act as inspector of election to tabulate votes cast in person at the Annual Meeting.

How can I obtain an Annual Report on Form 10-K?

The Annual Report on Form 10-K is included with the proxy materials mailed to all shareholders from whom proxies are being solicited in connection with the Company’s Annual Meeting. The Annual Report is also available on the Company’s internet web site at www.sonic.com, by calling the Securities Exchange Commission at (800) SEC-0330 for the location of the nearest public reference room or through the SEC’s Edgar system at www.sec.gov. The Company’s website does not constitute a part of this Proxy Statement or the proxy materials.

Who is soliciting my vote?

Proxies in the form enclosed with this Proxy Statement are solicited by the Board of Sonic.

Who pays for the solicitation of my vote?

Costs of solicitation, including preparation, assembly, printing and mailing of this Proxy Statement, proxy cards and any other information furnished to the shareholders, will be borne by Sonic. Sonic will, upon request, reimburse the reasonable charges and expenses of brokerage houses or other nominees or fiduciaries for forwarding proxy materials to, and obtaining authority to execute proxies from, beneficial owners for whose account they hold shares of common stock.

How will my vote be solicited?

Solicitation of proxies may be made by directors, officers and other employees of Sonic by personal interview or telephone. No additional compensation will be paid for any such services.

PROPOSAL 1 — ELECTION OF DIRECTORS

Nominees

The Company’s Bylaws provide for a Board consisting of not less than five nor more than seven directors. The number of directors is presently fixed at five. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the five nominees for re-election named below, all of whom are presently directors of Sonic. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. If additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in accordance with cumulative voting as will ensure the election of as many of the nominees listed below as possible. In such event, the specific nominees for whom such votes will be cumulated will be determined by the proxy holders. The term of office of each person elected as a director will continue until the next annual meeting of shareholders and until his or her successor has been elected and qualified.

The name of and certain other information regarding each nominee for re-election is set forth in the table below.

Name	Age	Position
Robert J. Doris	56	Chairman of the Board of Directors
Mary C. Sauer	56	Director & Secretary
Robert M. Greber	71	Director
Peter J. Marguglio	63	Director
R. Warren Langley	66	Director

Mr. Doris is married to Ms. Sauer. There are no other family relationships between any director or executive officer of Sonic.

Robert J. Doris. Mr. Doris co-founded Sonic in 1986 and has served as Chairman of the Board since 1986, as Chief Executive Officer from 1986 to September 2005, and as President from 1986 to April 2005. In September 2005 Mr. Doris became the non-executive Chairman of the Board, and all services performed by Mr. Doris since that time have been in his capacity as a Board member. Prior to 1986, Mr. Doris held the positions of President of The Droid Works, a subsidiary of Lucasfilm Ltd., Vice President of Lucasfilm, and General Manager of the Lucasfilm Computer Division. Mr. Doris received B.A., J.D. and M.B.A. degrees from Harvard University.

Mary C. Sauer. Ms. Sauer co-founded Sonic in 1986 and served as a vice president from 1986 to September 26, 2005, including as Senior Vice President of Marketing and Sales from February 1993 to September, 2005, and has served as a director from 1986 until the present. Since September 2005, all services performed by Ms. Sauer have been in her capacity as a Board member. Prior to 1986, Ms. Sauer was Vice President of Marketing for The Droid Works, and prior to joining The Droid Works, Ms. Sauer was Director of Marketing for the Lucasfilm Computer Division. Ms. Sauer received a B.F.A. from Washington University in St. Louis and an M.B.A. in Finance and Marketing from the Wharton School of the University of Pennsylvania.

Robert M. Greber. Mr. Greber has served as a director of Sonic since August 1993. Mr. Greber served as President and Chief Operating Officer of The Pacific Stock Exchange from 1990 to 1995. From 1996, until his retirement in 1999, Mr. Greber was Chairman and Chief Executive Officer of The Pacific Stock Exchange. From 1985 to 1987, Mr. Greber was President and Chief Executive Officer of Diagnostic Networks, Inc., a network of Magnetic Resonance Imaging Centers which was merged into NMR America in 1987. From 1982 to 1985, Mr. Greber was President and Chief Executive Officer of Lucasfilm Ltd. Before joining Lucasfilm, Mr. Greber was associated with the firm of Merrill Lynch where he was Vice President and Manager of the Los Angeles Institutional Office. Mr. Greber holds a B.S. in Finance from Temple University.

Peter J. Marguglio. Mr. Marguglio has served as a director of Sonic since 1986. Mr. Marguglio worked at Eatec Corporation, a software company, where he was President and a director, from 1990 and until February 19, 2008, when Eatec was sold to Agilysys, Inc. Mr. Marguglio retired in April of 2008. Prior to joining Eatec, Mr. Marguglio was President of Resource Marketing, Inc., an equipment leasing firm he founded in 1981. Mr. Marguglio holds a Mechanical Engineering degree from the University of Washington and an M.B.A. degree from Stanford University.

R. Warren Langley. Mr. Langley has served as a director of Sonic since 2001. Mr. Langley has been a consultant and the Managing Principal of the GuruWizard Fund, LLC, a venture capital firm that emphasizes social investing, since 2000. Mr. Langley served on the Board of Advisors for Sun Trading LLC, a privately held partnership, since October 2007 and now serves on the Board of Directors since February 2008 when Sun Trading LLC changed the status of its board. From 1996 until 1999, Mr. Langley served as President and Chief Operating Officer of The Pacific Stock Exchange. From 1987 to 1998, he was a Principal and Chief Operating Officer of Hull Trading, a proprietary derivatives trading firm. Mr. Langley has also worked as Director of Operations Research and Industrial Engineering at United Airlines and in several capacities in the software, energy, and defense consulting industries after serving in the United States Air Force for fifteen years. Mr. Langley holds a B.S. degree in Engineering Science from the United States Air Force Academy, an S.M. degree in Astronautical Engineering from Massachusetts Institute of Technology, and a Ph.D. in Operations Research from Georgia Institute of Technology.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE FOR DIRECTOR. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFICY A DIFFERENT CHOICE.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s common stock as of September 23, 2009: (i) by each person who is known by the Company to beneficially own more than 5% of the outstanding shares of the Company’s common stock, (ii) by each of its directors, (iii) by each of its Named Executive Officers (as defined under “Executive Compensation — Summary Compensation Table”) and (iv) by all of its directors and executive officers as a group.

Name and Address (1)	Number of Shares Beneficially Owned (2)	Percentage of Shares Beneficially Owned (2)
Barclays Global Investors, NA (3) 45 Freemont Street San Francisco, CA 94105	1,722,855	6.44%

Harvest Capital Strategies LLC (4) 600 Montgomery Street, Suite 1100 San Francisco, CA 94111	1,421,568	5.32%

Royce and Associates (5) 1414 Avenue of the Americas New York, NY 10019	1,488,600	5.57%

William Blair & Company, L.L.C. (6) 222 W Adams Chicago, IL 60606	3,414,209	12.77%

Waddell & Reed Financial, Inc. (7) Waddell & Reed Financial Services, Inc. Waddel & Reed, Inc. Waddell & Reed Investment Management Company Ivy Investment Company 6300 Lamar Avenue Overland Park, KS 66202	2,318,542	8.67%

Directors and Officers
Robert J. Doris (8)	2,800,279	10.47%
Mary C. Sauer (9)	2,800,279	10.47%
Peter Marguglio (10)	337,543	1.26%
Robert M. Greber (11)	157,550	*
R. Warren Langley (12)	112,100	*
David C. Habiger (13)	254,833	*
A. Clay Leighton (14)	484,583	1.81%
Mark Ely (15)	101,685	*
Paul Norris (16)	144,995	*
All directors and executive officers as a group (9 persons)	7,193,847	26.90%

*	Less than 1%.

(1)	Unless otherwise indicated, the address of each person is c/o Sonic Solutions, 7250 Redwood Blvd., Suite 300, Novato, CA 94945.

(2)	Table is based upon information supplied by directors, officers and principal shareholders. Applicable percentage ownership for each shareholder is based on 26,743,539 shares of common stock outstanding as of September 23, 2009, together with applicable options for such shareholders. Beneficial ownership is determined in accordance with Securities Exchange Commission (“SEC”) rules and generally includes voting or investment power with respect to securities, subject to community property laws where applicable. Shares of common stock subject to options are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options, but are not treated as outstanding for computing the percentage ownership of any other person.

(3)	The information is based solely on Schedule 13G filed with the SEC by Barclays Global Investors, NA, on December 31, 2008.

(4)	The information is based solely on Schedule 13G filed with the SEC by Harvest Capital Strategies, LLC on December 31, 2008.

(5)	The information is based solely on Schedule 13G filed with the SEC by Royce and Associates on December 31, 2008.

(6)	The information is based solely on Schedule 13G filed with the SEC by William Blair & Company, L.L.C. on December 31, 2008.

(7)	The information is based solely on Schedule 13G filed with the SEC by Waddell & Reed, Inc. on December 31, 2008.

(8)	Includes 720,531 shares owned by Mr. Doris, 156,717 shares issuable upon exercise of options which will be exercisable within 60 days of September 23, 2009, 1,609,009 owned by the Doris-Sauer Revocable Trust u/a/d 5 Nov 2004, 217,995 shares owned by Ms. Sauer, and 96,027 shares issuable upon exercise of Ms. Sauer’s options which will be exercisable within 60 days of September 23, 2009. The revocable trust was established by Robert Doris and Mary Sauer, husband and wife. Mr. Doris and Ms. Sauer are joint trustees of the Trust and each person has the power to vote and dispose of any and all securities held by the Trust. Both Mr. Doris and Ms. Sauer disclaim beneficial ownership of the shares and options.

(9)	Includes 217,995 shares owned by Ms. Sauer, 96,027 shares issuable upon exercise of options which will be exercisable within 60 days of September 23, 2009, 1,609,009 owned by the Doris-Sauer Revocable Trust u/a/d 5 Nov 2004, 720,531 shares owned by Mr. Doris, and 156,717 shares issuable upon exercise of Mr. Doris’s options which will be exercisable within 60 days of September 23, 2009. The revocable trust was established by Robert Doris and Mary Sauer, husband and wife. Mr. Doris and Ms. Sauer are joint trustees of the Trust and each person has the power to vote and dispose of any and all securities held by the Trust. Both Ms. Sauer and Mr. Doris disclaim beneficial ownership of the shares and options.

(10)	Includes 193,443 shares owned by Mr. Marguglio, and 144,100 shares issuable upon exercise of options which will be exercisable within 60 days of September 23, 2009.

(11)	Includes 10,000 shares owned by Mr. Greber, 12,500 shares owned directly by a trust whose sole trustee and beneficiary is Mr. Greber’s will and 135,050 issuable upon exercise of options which will be exercisable within 60 days of September 23, 2009.

(12)	Includes 112,100 shares issuable upon exercise of options which will be exercisable within 60 days of September 23, 2009.

(13)	Includes 9,000 shares owned by Mr. Habiger and 245,833 shares issuable upon exercise of options which will be exercisable within 60 days of September 23, 2009.

(14)	Includes 109,500 shares owned by Mr. Leighton and 375,083 shares issuable upon exercise of options which will be exercisable within 60 days of September 23, 2009.

(15)	Includes 41,060 shares owned by Mr. Ely, 18,750 unvested RSUs which will vest every six months and 41,875 shares issuable upon exercise of options which will be exercisable within 60 days of September 23, 2009.

(16)	Includes 39,120 shares owned by Mr. Norris, 3,500 unvested RSUs which will vest every six months and 102,375 shares issuable upon exercise of options which will be exercisable within 60 days of September 23, 2009.

EXECUTIVE OFFICERS

The following table sets forth information regarding the Company’s executive officers as of September 23, 2009:

Name	Age	Position
David C. Habiger	40	Chief Executive Officer and President
Paul F. Norris	47	Executive Vice President, Acting Chief Financial Officer and General Counsel
A. Clay Leighton	53	Chief Operating Officer
Mark Ely	40	Executive Vice President of Strategy

David C. Habiger. Mr. Habiger joined Sonic in 1993 as a regional manager. From 1993 until 2000 Mr. Habiger served in a number of sales and marketing management roles at Sonic. Mr. Habiger was Senior Vice President and General Manager from 2002 to 2003 and then General Manager from 2003 to April 2005 of the Roxio Division, where he played a key role in the development of Sonic’s original equipment manufacturer and retail markets for consumer software. In April 2005 Mr. Habiger was appointed President and Chief Operating Officer (“COO”). In September 2005, Mr. Habiger was appointed President and Chief Executive Officer. Mr. Habiger received a B.B.A. from St. Norbert College and an M.B.A. from the University of Chicago. He is a member of the National Associations of Corporate Directors as well as the Center for Corporate Innovation.

Paul F. Norris. Mr. Norris joined Sonic in 2005 as Senior Vice President and General Counsel. In February 2008, Mr. Norris became Sonic’s Executive Vice President, Acting Chief Financial Officer and General Counsel. Prior to joining Sonic, from 2000 to 2005, Mr. Norris was a partner at Steiner Norris PLLC, a law firm he co-founded in Seattle, Washington. Mr. Norris received a B.A. from Yale University and a J.D. from Harvard Law School.

A. Clay Leighton. Mr. Leighton joined Sonic in 1993 as Vice President of Finance. In 1999, Mr. Leighton was named Senior Vice President of Worldwide Operations and Finance and Chief Financial Officer. In September 2005, Mr. Leighton was named Executive Vice President and Chief Financial Officer. In February 2008, Mr. Leighton was named Executive Vice President and Chief Operating Officer. Prior to joining Sonic, from 1990 to 1992, he was Vice President, Finance and Chief Financial Officer for RESNA Industries Inc., an environmental services firm. From 1988 to 1989 he was Vice President, Finance and Chief Financial Officer for Command Data Systems, a software company specializing in software for the public safety market. Previously, Mr. Leighton worked as strategy consultant for the Boston Consulting Group. Mr. Leighton received a B.A. from Wesleyan University and an M.B.A. from the Amos Tuck School of Business Administration at Dartmouth College.

Mark Ely. Mr. Ely joined Sonic in 1992 as a Customer Service Representative. Over the years, Mr. Ely was promoted to Product Marketing Manager, Director of Marketing, General Manager Desktop Products and, in 2004, Senior Vice President of Strategic Planning. In September 2005, Mr. Ely was named Executive Vice President of Strategy. Mr. Ely received a B.A. from Middlebury College and an M.B.A. from the UCLA Anderson School of Management.

CORPORATE GOVERNANCE AND BOARD MATTERS

Board Meetings and Committees

The Board held a total of seven meetings during the fiscal year ended March 31, 2009, and each director participated in 100% of the total number of meetings of the Board and all meetings of committees of the Board, if any, upon which such director served. The members of the Audit Committee meet separately on a regular basis without any non-independent members of the Board or members of management present. The chairman of the Audit Committee acts as the chairman of such meeting of the independent directors.

The Board has a standing Audit Committee, Compensation Committee and Nomination Committee. Each of these committees operates under separate written charters that were adopted by the Company’s Board.

The current committee arrangement, whereby all independent directors serve on the Audit Committee, Compensation Committee and Nominating Committees, derives from the fact that the size of the Board is relatively small, all independent directors have significant experience in operating companies of approximately the Company’s size, all independent directors are financially sophisticated, and all independent directors have evidenced willingness to devote time and attention to Board and Board committee activities. In the future, depending on possible changes in the size and composition of the Board, the Board may vary its current practices relative to Board committees. For example, the Board may in the future not designate all of the independent directors to serve on the Audit Committee, and it may specifically appoint certain directors to serve on the Compensation and Nominating Committees rather than have all the same individuals serve on the Audit, Compensation and Nominating Committees.

The composition and authority of each committee are summarized below.

Audit Committee. Messrs. Marguglio, Greber and Langley serve on the Audit Committee, with Mr. Greber serving as chairman. After considering transactions and relationships between each member of the Audit Committee or his immediate family and Sonic and its subsidiaries, and reviewing the qualifications of the members of the Audit Committee, the Board determined that all current members of the Audit Committee are (1) “Independent” as that term is defined in Section 10A of the Securities Exchange Act of the 1934, as amended (the “Exchange Act”); (2) “Independent” as that term is defined in Rule 4200 of Nasdaq’s Marketplace Rules; and (3) financially literate. The Company’s Board also determined that Mr. Greber qualifies as an “Audit Committee Financial Expert,” as defined by the applicable rules of the Exchange Act, based upon his business experience developed through, among other things, his association with The Pacific Stock Exchange in various capacities, including Chairman, Chief Executive Officer and Chief Operating Officer, and his position as Chief Executive Officer of Diagnostic Network, Inc. In these capacities Mr. Greber acquired the relevant experience and expertise and has the attributes set forth in the applicable rules as being required for an Audit Committee Financial Expert. The Audit Committee’s charter was filed as Appendix A to the Company’s definitive proxy statement associated with its combined 2006 and 2007 Annual Shareholders Meeting, as filed with the SEC on May 19, 2008. The definitive proxy statement associated with the Company’s combined 2006 and 2007 Annual Shareholders Meeting is available on the Company’s internet web site at www.sonic.com, by calling the SEC at (800) SEC-0330 for the location of the nearest public reference room or through the SEC’s EDGAR system at www.sec.gov. The Company’s website does not constitute a part of this Proxy Statement or the proxy materials.

The Audit Committee, pursuant to its charter, is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent auditors. In addition, the Audit Committee is responsible for approving the audit and non-audit services performed by the independent auditors, consulting with the independent auditors about the scope of the audit and reviewing with them the results of their examination and reviewing the Company’s financial control procedures and personnel. The Audit Committee also has established procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters. The Audit Committee held six meetings during the fiscal year ended March 31, 2009. The Audit Committee operates under a written charter adopted by the Board.

Compensation Committee. The Compensation Committee is comprised entirely of independent directors, namely, Messrs. Marguglio, Greber and Langley, with Mr. Greber serving as chairman. Pursuant to its charter, the Compensation Committee’s functions include assisting the Board in determining the compensation for the Company’s executive officers, including its Chief Executive Officer; administering certain aspects of the Company’s stock option plans; and assisting the Board in other matters as appropriate. During the fiscal year ended March 31, 2009, as contemplated by and provided for in the Compensation Committee Charter, Compensation Committee matters were addressed within the context of and during Audit Committee meetings. The Compensation Committee operates under a written charter adopted by the Board. The Compensation Committee’s charter was filed as Appendix B to the Company’s definitive proxy statement associated with its combined 2006 and 2007 Annual Shareholders Meeting, as filed with the SEC on May 19, 2008. The definitive proxy statement associated with the Company’s combined 2006 and 2007 Annual Shareholders Meeting is available on the Company’s internet web site at www.sonic.com, by calling the SEC at (800) SEC-0330 for the location of the nearest public reference room or through the SEC’s EDGAR system at www.sec.gov. The Company’s website does not constitute a part of this Proxy Statement or the proxy materials.

Nominating Committee. In September 2005, the Company’s Board also appointed a Nominating Committee and adopted the Charter of the Nominating Committee of Sonic Solutions. The Nominating Committee is comprised entirely of independent directors, namely, Messrs. Marguglio, Greber and Langley, with Mr. Greber serving as chairman. Pursuant to its charter, the Nominating Committee’s functions include assisting the Board in monitoring the size and composition of the Board; considering and making recommendations to the Board with respect to the nominations or elections of directors; and assisting the Board in other duties as the Board shall from time to time prescribe. During the fiscal year ended March 31, 2009, as contemplated by and provided for in the Nominating Committee Charter, Nominating Committee matters were addressed within the context of and during Audit Committee meetings. The Nominating Committee operates under a written charter adopted by the Board. The Nominating Committee’s charter was filed as Appendix C to the Company’s definitive proxy statement associated with its combined 2006 and 2007 Annual Shareholders Meeting, as filed with the SEC on May 19, 2008. The definitive proxy statement associated with the Company’s combined 2006 and 2007 Annual Shareholders Meeting is available on the Company’s internet web site at www.sonic.com, by calling the SEC at (800) SEC-0330 for the location of the nearest public reference room or through the SEC’s EDGAR system at www.sec.gov. The Company’s website does not constitute a part of this Proxy Statement or the Proxy materials.

Compensation Committee Interlocks and Insider Participation

During fiscal 2009, Messrs. Marguglio, Greber and Langley served as members of the Compensation Committee. During fiscal 2009, no executive officer of the Company served as: (i) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board) of another entity, one of whose executive officers served on the Compensation Committee of the Company; (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Company; or (iii) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board) of another entity, one of whose executive officers served as a director of the Company.

Director Independence

The Company’s Board has determined that three directors of the Board, Messrs. Greber, Langley and Marguglio, are “Independent” as that term is defined in Rule 4200 of Nasdaq’s Marketplace Rules. In making this determination, the Board considered transactions and relationships between each director or his or her immediate family and Sonic and its subsidiaries. The purpose of this review was to determine whether any such relationships or transactions were material and, therefore, inconsistent with a determination that the director is independent. As a result of this review, the Board affirmatively determined, based on its understanding of such transactions and relationships, that all of the non-employee directors are independent and, therefore, a majority of the members of the Board are independent as defined by applicable Nasdaq rules.

Communications with the Board

The Company’s Board believes that full and open communication between shareholders and members of the Board is in the Company’s best interests and the best interests of its shareholders. Shareholders may contact any director or committee of the Board by writing to the Company’s Secretary, c/o Sonic Solutions, 7250 Redwood Blvd., Suite 300, Novato, CA 94945, or via fax to (415) 893-8008. The Company’s Secretary will determine the extent to which such shareholder communications should be disseminated to members of the Board and what response, if any, should be made to such communications. Generally, communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that are considered to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to personal grievances or matters as to which the Company has already received substantially similar communications. Comments or complaints relating to the Company’s accounting, internal accounting controls or auditing matters may be referred directly to the Audit Committee by writing to the Chairman of the Audit Committee, c/o Sonic Solutions, 7250 Redwood Blvd., Suite 300, Novato, CA 94945.

Policies Governing Director Nominations and other Shareholder Proposals

Director Qualifications and Process for Identifying and Evaluating Director Nominees

The Company’s Board has not established any special qualifications or minimum criteria for a director nominee, or any specific required qualities or skills. In considering a candidate, the Board will consider the entirety of such candidate’s credentials and other qualifications necessary to meet any requirements under the rules and regulations applicable to the Company. The Board will consider a potential candidate’s experience, areas of expertise and other factors relative to the overall composition of the Board. No consultants or search firms were used for the slate of director nominees at the Annual Meeting since all directors nominated are for re-election, and, accordingly, no fees have been paid to consultants or search firms in the past fiscal year.

Procedures for Recommendation of Nominees by Shareholders

The Company currently expects to hold its annual meeting for 2010 in the third quarter of calendar year 2010. With respect to recommendations of director nominee(s) for the 2010 annual meeting, a shareholder must submit the following relevant information in writing to the attention of the Company’s Secretary at the Company’s principal executive offices no later than a reasonable period of time prior to the production and mailing of the 2010 proxy materials: (1) the name, age, business and residence addresses of the prospective candidate; (2) a brief biographical description of the prospective candidate, including employment history for the past five years, and a statement of the qualifications of the prospective candidate; (3) the number of shares of the Company’s common stock, if any, which are beneficially owned by the prospective candidate; (4) a description of all arrangements or understandings between the shareholder and the prospective candidate pursuant to which the nomination is to be made by the shareholder if the shareholder and the prospective candidate are different individuals; (5) the candidate’s signed consent to serve as a director if elected and to be named in the Proxy Statement; and (6) any other information that is required to be provided by the shareholder pursuant to Regulation 14A under the Exchange Act. Once the Board receives the shareholder recommendation, it may deliver to the prospective candidate a questionnaire that requests additional information about the candidate’s independence, qualifications and other matters that would assist the Board in evaluating the candidate, as well as certain information that must be disclosed about the candidate in the Company’s Proxy Statement or other regulatory filings, if nominated.

The Board will not evaluate candidates based on who has made the proposal. The Board will consider candidates from any reasonable source, including shareholder recommendations.

For this meeting, the Company did not receive a director nominee recommendation from any shareholder (or group of shareholders).

Procedure for Submission of Shareholder Proposals

The Board will consider shareholder proposals properly submitted to the Company, including recommendations of qualified director nominee(s), in accordance with the procedures set forth below. In order to have a proposal considered for the 2010 annual meeting, a shareholder must submit its proposal and other relevant information in writing to the attention of the Company’s Secretary at its principal executive offices no later than a reasonable period of time prior to the production and mailing of the 2010 proxy materials. The shareholder must submit the following relevant information: (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (2) the name and address, as they appear on the Company’s books, of the shareholder proposing such business;

(3) the number of shares of the Company’s common stock which are beneficially owned by the shareholder; (4) any material interest of the shareholder in such business; and (5) any other information that is required to be provided by the shareholder pursuant to Regulation 14A under the Exchange Act, in the shareholder’s capacity as a proponent of the proposal.

Director Attendance at Annual Meeting of Shareholders

The Board’s policy with regard to director attendance at annual meeting of shareholders is that attendance is not required but members, if practicable and time permits, are encouraged to attend. All five directors attended the 2008 Annual Meeting of Shareholders.

Code of Business Conduct and Ethics

The Company’s Code of Business Conduct and Ethics covers all employees, officers and directors, including the Company’s principal executive, financial and accounting officers. A copy of the Company’s Code of Business Conduct and Ethics can be found on its website, www.sonic.com. Any amendments to the Code of Business Conduct and Ethics will be posted on the Company’s website. The Company’s website is not incorporated into or part of this Proxy Statement or the proxy materials.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of its common stock, to file reports of ownership and reports of changes in ownership of the Company’s common stock with the SEC. Executive officers, directors and owners of greater than 10% of its stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

Based solely upon a review of the filings, in respect of the fiscal year ended March 31, 2009, furnished pursuant to Rule 16a-3(e) promulgated under the Exchange Act or advice that no filings were required, the Company is not aware of any late Section 16(a) filings for such fiscal year.

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, that might incorporate future filings, including this Proxy Statement, with the SEC, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filings, nor shall the following report be deemed to be incorporated by reference into any future filings under the Securities Act or the Exchange Act.

The Audit Committee reviewed and discussed with both management of the Company and BDO Seidman, LLP, the Company’s independent registered public accounting firm (“BDO”), the audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2009. It has discussed the matters required to be discussed pursuant to Statement on Auditing Standards No. 114 (The Auditor’s Communication with Those Charged with Governance) with the representatives of BDO. BDO has provided a written disclosure to the Audit Committee in compliance with Independence Standards Board No. 1 (Independence Discussions with Audit Committees).

Based on the review of the audited consolidated financial statements for the year ended March 31, 2009 and the discussions among the Audit Committee, the Company’s management and BDO set forth above, the Audit Committee has recommended to the Board that the audited consolidated financial statements for the fiscal year ended March 31, 2009 be included in the Company’s Annual Report on Form 10-K, as filed with the SEC on June 1, 2009, and to be included in the Company’s Annual Report to Shareholders as part of the proxy materials.

The Audit Committee acts under an amended and restated written charter adopted and approved by the Company’s Board on September 23, 2005.

In performing its functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of the Company’s annual financial statements to generally accepted accounting principles.

Submitted by the Audit Committee:

Robert M. Greber
Peter J. Marguglio
R. Warren Langley

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors has selected the firm of BDO Seidman, LLP, an independent registered accounting firm (“BDO”), to serve as independent auditors for the fiscal year ended March 31, 2010. A representative of BDO is expected to be present at the Annual Meeting, will be given an opportunity to make a statement at the meeting if they desire to do so and will be available to respond to appropriate questions from stockholders.

The following table sets forth the fees billed to the Company for the fiscal years ended March 31, 2009, 2008 and 2007 for professional services rendered by BDO (in thousands):

	March 31,
	2009	2008	2007
Audit fees (1)	$1,124	$1,050	$1,524
Audit related fees (2)	130	1,963	102
Total fees	$1,254	$3,013	$1,626

(1)Audit fees are fees related to professional services rendered by BDO in connection with the audit of the Company’s financial statements and its internal controls over financial reporting, the reviews of its interim financial statements included in each of its quarterly reports on Form 10-Q and international statutory audits.

(2)Audit-related fees are for assurance and related services, including the Company’s stock option review and review of other SEC filings by BDO that are reasonably related to the performance of the audit or review of the Company’s financial statements.

Pre-Approval Policy of Services Provided by Independent Auditor

Under the Sarbanes-Oxley Act, all audit and non-audit services performed by BDO must be approved in advance by the Company’s Audit Committee to assure that such services do not impair the auditors’ independence from the Company. In accordance with its pre-approval policies and procedures, during the fiscal year ended March 31, 2009, the Company’s Audit Committee pre-approved all audit and permitted non-audit services prior to their performance by BDO.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of the Company’s Executive Compensation Program

In September 2005, the Company’s Board appointed a Compensation Committee and adopted the Charter of the Compensation Committee of Sonic Solutions. The Compensation Committee is responsible for, among other things, (a) assisting the Board in discharging its responsibilities relating to compensation of the Company’s directors and executive officers; and (b) producing an annual report on executive officer compensation for inclusion in the Company’s Proxy Statement, in accordance with applicable rules and regulations. In September 2005, the Board approved the base salaries and option grants for Mr. Habiger and Mr. Leighton. In January 2007, the Board approved Executive Employment Agreements for Messrs. Habiger, Leighton and Ely. In February 2008, the Board approved the Executive Employment Agreement for Mr. Norris.

Compensation Objectives and Strategy

The Company’s core compensation philosophy is to pay its executive officers competitive levels of compensation that best reflect their individual responsibilities and contributions to the Company, while providing incentives to achieve its business and financial objectives. The Company’s principal objectives and strategy concerning its executive compensation program are as follows:

•	to design compensation packages that will attract, retain, and motivate highly qualified key employees who can be instrumental to the Company’s long-term success;

•	to pay competitively in relation to similar audio and video software and hardware companies and to provide appropriate reward opportunities for achieving high levels of performance compared to similar organizations in the marketplace;

•	to emphasize individual excellence and encourage all employees, not just the Company’s executive officers, to take initiative and lead projects that enhance the Company’s overall effectiveness;

•	to emphasize sustained performance by aligning rewards with shareholder interests; and

•	to motivate executives and employees to achieve the Company’s annual and long-term business goals and encourage behavior toward the fulfillment of those objectives.

The Company does not have a formal executive evaluation and compensation program with specified performance objectives, targets or ranges. The Company’s Board has not historically used any formal benchmarking data or surveys to establish compensation levels, instead generally relying on publicly-available information regarding compensation levels of similar audio and video software and hardware companies as well as its own general business knowledge to design compensation packages that it believes are competitive and provide appropriate reward opportunities for achieving high levels of performance, compared to those similar organizations in the marketplace.

In keeping with the Company’s compensation objectives and strategy, the Company’s Board approved its entry into Executive Employment Agreements with its executive officers in January 2007 and in February 2008 (see “Employment Agreements,” below). The Company’s Board believes that these agreements are beneficial in that they provide a certain level of employment protection to these executives, fostering long term-behavior, emphasizing sustained performance and the achievement of long-term business goals, and assisting the Company in retaining its most senior personnel, all without requiring the Company to increase the total compensation amounts now paid to those executives. Each year, the Board, taking into account any input provided by the Compensation Committee, will review and evaluate the compensation paid to the Company’s executive officers and determine the base salary, bonus and the equity related grants for each executive officer.

Role of Executive Officers in Compensation Decisions

In the ordinary course, the Company’s Chief Executive Officer (“CEO”) evaluates the personnel who report directly to him. The Board and/or Compensation Committee may consider these evaluations and any recommendations of its CEO in determining the base salaries, adjustments to base salaries, bonuses and equity based awards for each of the Company’s named executive officers, other than the CEO. The Compensation

Committee and/or its full Board may exercise its discretion in modifying any recommended adjustments or awards to executives.

Elements of Compensation

Compensation for each executive officer for fiscal year 2009 consisted of a base salary, the opportunity to receive a bonus in the form of cash, stock and/or grants of restricted stock units (“RSUs”), options to acquire common stock, and other benefits (e.g., matching contribution made by the Company under its 401(k) plan). The Company provides a competitive salary and benefits package that it believes is consistent with market practice for its industry and the size of its company, and allows it to attract and retain executives and employees. The Company has not established minimum stock ownership guidelines for its executive officers or adopted a policy requiring them to retain their Company stock ownership for any period of time. In general, all other employee benefits that the Company’s executive officers receive, such as matching contributions under its 401(k) plan, are the same benefits available on a non-discriminatory basis to its other salaried employees. During fiscal year 2009, as part of the Company’s cost cutting measures, the Company suspended matching contributions to the Company’s 401(K) plan.

The Company chooses to build its compensation program for named executive officers around these elements because each individual component is useful in achieving one or more of the objectives of the program and it believes that, together, it has been and will continue to be effective in achieving the Company’s overall objectives.

Weighting of Elements

The Company does not have an express policy or formulaic method for weighting the different elements of compensation or for allocating between long-term and short-term compensation. The use and weight of each compensation element is based on a subjective determination by the Company’s Board and/or Compensation Committee of the importance of each element in meeting its overall objectives.

Non-cash compensation includes grants of stock options and/or RSUs. Stock options and RSUs provide long-term incentives to increase shareholder value as well as a retention mechanism for highly-valued named executive officers. The Board’s intention is to grant competitive equity compensation awards.

Base Salary.  The Company provides its named executive officers and other employees a fixed amount of cash compensation salary for the executive’s work. Salaries for named executive officers are established each year by the Board, taking into account any input provided by the Compensation Committee. The Compensation Committee and Board determine the base salaries of the Company’s named executive officers annually by subjectively evaluating the responsibilities of their position, the experience and performance of each individual.

The amount of each executive’s salary is determined based on a number of factors including:

•	an assessment of individual contribution as judged by the CEO (other than with respect to his own salary), as well as the Compensation Committee and/or Board;

•	tenure;

•	relationship to the salaries of other executives at comparable companies; and

•	the Company’s overall financial results.

For fiscal year 2009, as illustrated in the Company’s Summary Compensation Table below, base salaries of its named executive officers represented an average of approximately 63% of total compensation (which included base salary, cash incentive compensation, stock options expense and matching contributions made to the named executive under the Company’s 401(k) plan). The Compensation Committee considers this percentage to be relatively appropriate, although the percentage may be either higher or lower in future periods since the Compensation Committee does not target salary at a particular percentage of total compensation.

Bonuses.  The Company provides bonuses to compensate its executive officers for their performance over the past year at the discretion of the Compensation Committee and Board. On September 25, 2008, the Compensation Committee recommended and the Board approved, the 2008 Executive Bonus Plan (the “Plan”). The Plan provides for cash bonus payments to Plan participants, including the Company’s executive officers covered by the disclosure requirements for executive compensation in Item 402(c) of Regulation S-K (the “Executive Officers”), in each fiscal quarter, unless otherwise determined by the Board (the “Performance Period”), based on a performance metric to be designated by the Board and on the number of bonus sharing units, or points, allocated to each participant in accordance with the terms of the Plan (the “Bonus Units”). The purpose of the Plan is to increase shareholder value and the success of the Company by (a) aligning the compensation of executive management to key financial drivers, (b) increasing the competitiveness of executive pay without increasing fixed costs, making bonus payments contingent upon organizational success, and (c) creating internal consistency and standard guidelines among the executive peer group.

For each Performance Period, the Board, in its sole discretion, shall designate (a) the performance metric, (b) the aggregate number of participants, which will be the Executive Officers and the members of the Company’s senior management designated for participation in the Plan, or a range in the number of participants, to be included under the Plan, (c) the aggregate number of Bonus Units, or a range of Bonus Units, to be administered under the Plan, and (d) the specific number of Bonus Units to be allocated to each of the Executive Officers. The Board may, in its sole discretion, make or modify any of these determinations at any time up to the date the bonus amount under this Plan is paid to participants for a particular Performance Period.

For each Performance Period, the Company’s CEO and/or Chief Operating Officer (“COO”) shall designate (a) the specific non-Executive Officer employees who will be participants, and (b) the specific number of Bonus Units to be allocated to each of the non-Executive Officer employees, provided that the total number of participants and Bonus Units will be equal to the aggregate number or range set by the Board. Subject to the Board’s discretion, the CEO and COO may make or modify any of these determinations at any time up to the date the bonus amount under this Plan is paid to participants for a particular Performance Period.

Pursuant to the Plan, payments of the bonus amounts will be made in cash. At the end of each Performance Period, the Company’s Chief Financial Officer (“CFO”) will calculate the bonus amount payable to each participant, which is the performance metric multiplied by the participant’s Bonus Units and divided by the sum of all Bonus Units held by all participants at the end of such Performance Period. The Plan became effective on October 1, 2008 and the First Performance Period ran from October 1, 2008 through December 31, 2008, with Bonus Units and bonus amounts associated with that and subsequent Performance Periods to be determined thereafter. As of and through March 31, 2009, the Company accrued a bonus amount of $0.1 million under the plan, which was paid out after fiscal year end.

Equity-Based Incentives.  The Compensation Committee and Board strongly believe that it is important for key employees who have primary responsibility for the management, growth, and future success of the Company to have significant equity ownership interest in the Company and to have the potential to gain financially from Company’s stock price increases. The interests of shareholders, executives and employees should thereby be more closely aligned. The Compensation Committee and Board seek to provide such ownership interest to executives and key employees by grants of RSUs or grants of options to purchase shares of the Company’s common stock in the future at a price equal to fair market value at the date of grant. The Board determines the amounts of long-term incentive awards after considering cost and dilution impact, market trends relating to long-term incentive compensation, the individual’s position with the Company, remaining availability under its stock option plans and other any other factors it deems relevant. The Company believes the term and vesting schedule of its stock options and RSUs provide additional incentive to management to focus on long-term growth and market performance of the Company’s stock.

Under the Company’s stock option plans, shares of its common stock may be purchased at the option price set by the Company. All grants must be exercised according to the provisions of the Company’s stock option plans. All outstanding options expire on the earlier of ten years after the date of grant or 90 days after an option holder’s termination of service with the Company.

Change in Control Provisions.  As further described under “Employment Agreements,” the Company’s executive officers are entitled to specified percentages of their annual base salaries then in effect and all of their outstanding unvested stock options, RSUs, or other equity compensation will immediately vest in full, in the event of a change in control (as defined in the relevant agreements). The change in control provisions in these agreements are designed to offer protection to these employees to recognize their many years of commitment to the Company.

Other Benefits.  The Company provides standard employee benefits to all of its employees. Benefits available to executive and non-executive employees include health insurance, vacation, disability insurance, life insurance and participation in the Company’s 401(k) plan and employee stock option and RSU programs. The Company does not offer any supplemental executive health and welfare or retirement programs, or provide any other supplemental benefits or perquisites to the Company’s executives.

Impact of Tax and Accounting on Compensation Decisions

Section 162(m) of the Code limits the deductibility of compensation paid to certain executive officers in excess of $1 million unless the compensation is performance based.

When determining amounts of equity grants to executives and employees under the Company’s equity incentive program, the Compensation Committee considers the compensation charges associated with the grants. Beginning on April 1, 2006, the Company began accounting for share-based compensation in accordance with the requirements of Statement of Financial Accounting Standards (“SFAS”) No. 123R (Share Based Payment). Under SFAS No. 123R, grants of stock options result in compensation expense equal to the fair value of the options, which is calculated using a Black-Scholes option pricing model. The fair value of restricted stock units is equivalent to the market price of the Company’s common stock on the grant date. The expense is recognized over the option vesting period.

Chief Executive Officer Compensation

Mr. Habiger’s compensation as CEO for fiscal year 2009 was established by the Board in accordance with the guidelines described in this Annual Report. For fiscal year 2009, Mr. Habiger’s base salary was $350,000. Mr. Habiger’s base salary represented approximately 56% of his total compensation during fiscal year 2009.

Compensation Committee Report

The members of the Compensation Committee have reviewed and discussed the Compensation Discussion and Analysis contained herein with the Company’s management and, based on the review and discussion, has recommended to the Company’s Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee

Robert M. Greber, Chairman
R. Warren Langley
Peter J. Marguglio

Summary Compensation Table

The following table shows for the fiscal year ended March 31, 2009, compensation awarded to, paid to, or earned by, the Company’s “principal executive officer” “principal financial officer” and other executive officer as of March 31, 2009 (collectively, the “Named Executive Officers”):

*Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Stock Awards ($)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (3)	Total ($)
David C. Habiger,	2009	354,000	—	—	270,698	—	5,700	630,398
Chief Executive Officer	2008	350,000	—	—	715	—	12,250	362,965
	2007	350,000	—	—	265,913	—	11,863	627,776

Paul F. Norris	2009	340,175	—	—	157,841	—	5,550	503,565
Executive Vice President,	2008	259,615	50,000	—	50,288	—	7,400	367,303
Acting Chief Financial	2007	250,096	—		—	—	5,784	255,880
Officer and
General Counsel

A. Clay Leighton (4)	2009	258,112	—	—	163,099	—	6,200	427,411
Chief Operating Officer	2008	300,000	—	—	—	—	18,000	318,000
	2007	300,000	—	—	—	—	11,800	311,800

Mark Ely (5)	2009	386,526	—	—	166,648	—	8,975	562,149
Executive Vice President	2008	300,000	50,000	—	143	—	1,000	351,143
of Strategy	2007	249,670	59,861	—	53,183	—	11,693	374,407

*	Other than the individuals listed above, the Company does not have any other executive employees who have received more than $100,000 in compensation, including bonuses and options, during each of the last three fiscal years.

(1)	In addition to salary, the following Named Executive Officers tendered options and received cash payments in fiscal 2009 as follows:

Name	Shares Tendered (#)	Tender Offer Price Per Share ($)	Cash Received ($)
David C. Habiger	400,000	$0.01	$4,000

Paul F. Norris	75,000	0.02	1,500

A. Clay Leighton	100,000	0.02	2,000
	200,000	0.01	2,000

Mark Ely	40,000	0.01	400
	80,000	0.02	1,600
	4,379	0.30	1,314

(2)	Amounts shown in this column reflect the Company’s accounting expense for these awards and do not reflect whether the recipient has actually realized a financial benefit from the awards. The column reflects the dollar amount recognized for financial statement reporting purposes (disregarding an estimate of forfeitures related to service-based vesting conditions) in accordance with SFAS No. 123(R), and may include amounts for awards granted in and prior to 2009, 2008 and 2007, respectively.

(3)	Consists of matching contributions made by the Company on behalf of the Named Executive Officers to the Company’s 401(k) plan.

(4)	In May 2008, Mr. Leighton’s annual salary was reduced by $45,888 as part of a voluntary agreement with the Company in connection with repriced stock options due to the Company’s stock option review during fiscal 2008. In January 2009, the agreement was satisfied in full.

(5)	In addition to salary, Mr. Ely received $82,938 in form of RSUs. The grant date fair value of the RSUs was determined by using the closing price of the Company’s common stock as of the day of release. Mr. Ely’s grant of RSUs vests 12.5% every six months for four years.

Grants of Plan Based Awards

The following table sets forth certain information with respect to grants of plan-based awards in fiscal year ended March 31, 2009 to the Company’s Named Executive Officers, including cash awards and equity awards. The stock option and RSUs granted to the Company’s Named Executive Officers in fiscal year ended March 31, 2009 were granted under the 1998 and 2000 Stock Option Plans.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (2)
David C. Habiger(3)	6/12/2008	—	—	—	—	—	—	375,000	—	$6.89	$975,525
	12/15/2008	—	—	—	—	—	—	300,000	—	1.23	139,350

Paul F. Norris(3)	6/12/2008	—	—	—	—	—	—	144,000	—	6.89	374,602
	12/15/2008	—	—	—	—	—	—	150,000	—	1.23	69,675

A. Clay Leighton(3)	6/12/2008	—	—	—	—	—	—	225,000	—	6.89	585,315
	12/15/2008	—	—	—	—	—	—	200,000	—	1.23	92,900

Mark Ely(4)	6/12/2008	—	—	—	—	—	—	—	50,000	1.20	60,000
	12/15/2008	—	—	—	—	—	—	150,000	—	1.23	69,675

(1)	On September 25, 2008, the Board approved the 2008 Executive Bonus Plan (“Plan”). Pursuant to the Plan, payments for bonus amounts will be made in cash and the Company’s Chief Financial Officer will calculate the bonus amount payable to each participant at the end of each performance period. As of March 31, 2009 the Company accrued bonus amount of $0.1 million and had not paid out any cash bonuses for the Named Executive Officers during fiscal 2009.

(2)	Reflects the grant date fair value of each equity award computed in accordance with SFAS No. 123(R). Please refer to Note 4, “Shareholders’ Equity,” to the Consolidated Financial Statements included in the Annual Report for the relevant assumptions used to determine the compensation cost of the Company’s stock and option awards.

(3)	Grants on June 12, 2008 have three year vesting beginning on the date of grant date. Grants on December 15, 2008 vest monthly over four years beginning on the date of grant. All of the options granted are also subject to change of control vesting per the employment agreement for the Named Executive Officers.

(4)	Mr. Ely’s grant of RSUs on June 12, 2008 vests 12.5% every six months for four years after the vesting commencement date and the December 15, 2008 stock option grant vests monthly over four years beginning on the date of grant. The grant date fair value of the RSUs was determined by using the closing price of the Company’s common stock as of close on March 31, 2009. All options granted are subject to change of control vesting per the employment agreement for the Named Executive Officers.

Outstanding Equity Awards at Fiscal Year End

The following table shows for the fiscal year ended March 31, 2009, certain information regarding outstanding equity awards at fiscal year end for the Named Executive Officers.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
David C. Habiger	93,750	281,250	(1)	—	6.89	6/12/18	—	—		—	—
	18,750	281,250	(2)	—	1.23	12/15/18	—	—		—	—

Paul F. Norris	36,000	108,000	(1)	—	6.89	6/12/18	—	—		—	—
	9,375	140,625	(2)	—	1.23	12/15/18	—	—		—	—
	—	—		—	—	—	7,000	8,400	(3)	—	—

A. Clay Leighton	66,392	—	(4)	—	1.17	10/25/11
	12,500	187,500	(2)	—	1.23	12/15/18	—	—		—	—
	51,940	—	(4)	—	3.97	3/11/13
	56,250	168,750	(1)	—	6.89	6/12/18	—	—		—	—
	36,608	—	(4)	—	1.17	10/25/11
	20,000	—	(5)	—	1.12	7/12/11
	48,060	—	(4)	—	6.33	3/11/13

Mark Ely	7,500	—	(2)	—	3.97	3/11/13
	9,375	140,625	(2)	—	1.23	12/15/18	—	—		—	—
							31,250	37,500	(3)	—	—

(1)	Unvested options vest in equal installments monthly for three years beginning on the date of grant date and expire in ten years. All of the options granted are subject to change of control vesting per the employment agreement for the Named Executive Officers.

(2)	Unvested options vest in equal installments monthly for four years beginning on the date of grant and expire in ten years. All of the options granted are subject to change of control vesting per the employment agreement for the Named Executive Officers.

(3)	The RSU valuation was determined by multiplying the total number of shares by $1.20, the closing price of the Company’s common stock on March 31, 2009. RSUs vest 12.5% every six months for four years after the vesting commencement date. All of the options granted are subject to change of control vesting per the employment agreement for the Named Executive Officers.

(4)	Unvested options vest in equal installments monthly for three years beginning on the date of grant and expire in ten years. All of the options granted are subject to change of control vesting per the employment agreement for the Named Executive Officers.

(5)	Unvested options vest in equal installments monthly for one year beginning on the date of grant. All of the options granted are subject to change of control vesting per the employment agreement for the Named Executive Officers.

Options Exercised and Stock Vested

The following table shows, for the fiscal year ended March 31, 2009, the number of shares of the Company’s common stock acquired by each Named Executive Officer upon exercise of stock options in fiscal year 2009 and the corresponding dollar amounts realized upon exercise.

	Option Awards		Stock Vested
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
David C. Habiger	—	—	—	—
Paul F. Norris	—	—	7,000	8,400
A. Clay Leighton	—	—	—	—
Mark Ely	—	—	18,750	22,500

(1)	The RSU valuation was determined by multiplying the total number of shares by $1.20, the closing price of the Company’s common stock on March 31, 2009.

Employment Agreements

On January 23, 2007, the Company’s Board approved Executive Employment Agreements for David C. Habiger, A. Clay Leighton, and Mark Ely. Effective February 26, 2008, the Company’s Board approved an Executive Employment Agreement for Paul F. Norris. The specific terms of these arrangements, as well as an estimate of the compensation that would have been payable had they been triggered as of fiscal year end, are described in detail in the section entitled “Potential Payments upon Termination or Change in Control” below.

The Executive Employment Agreement for Mr. Habiger, the Company’s President and Chief Executive Officer (the “Habiger Agreement”), provides for a base salary of $350,000, and the right to participate in any long term or annual incentive plans maintained by the Company for its executives. The Habiger Agreement provides that (i) if Mr. Habiger’s employment is terminated without Cause or if Mr. Habiger terminates his employment for Good Reason, unless such termination occurs within 180 days of a Change in Control, the Company will make a lump sum payment to Mr. Habiger equal to 175% of his annual base salary at the level in effect immediately prior to his termination; and (ii) in the event of a Change in Control, all of Mr. Habiger’s outstanding unvested stock options, RSUs, or other equity compensation will immediately vest in full and the Company will make a lump sum payment equal to 175% of his annual base salary at the level in effect at the time of the Change in Control.

The Executive Employment Agreement for Mr. Norris, the Company’s Executive Vice President, Acting Chief Financial Officer and General Counsel (the “Norris Agreement”), provides for a base salary of $300,000, and the right to participate in any long term or annual incentive plans maintained by the Company for its executives. The Norris Agreement provides that (i) if Mr. Norris’s employment is terminated without Cause or if Mr. Norris terminates his employment for Good Reason, unless such termination occurs within 180 days of a Change in Control, the Company will make a lump sum payment to Mr. Norris equal to 100% of his annual base salary at the level in effect immediately prior to his termination; and (ii) in the event of a Change in Control, all of Mr. Norris’s outstanding unvested stock options, restricted stock units and other equity compensation will immediately vest in full and the Company will make a lump sum payment to Mr. Norris equal to 100% of his annual base salary at the level in effect at the time of the Change in Control.

The Executive Employment Agreement for Mr. Leighton, the Company’s Chief Operating Officer (the “Leighton Agreement”), provides for a base salary of $300,000, and the right to participate in any long term or annual incentive plans maintained by the Company for its executives. The Leighton Agreement provides that (i) if Mr. Leighton’s employment is terminated without Cause or if Mr. Leighton terminates his employment for Good Reason, unless such termination occurs within 180 days of a Change in Control, the Company will make a lump sum payment to Mr. Leighton equal to 100% of his annual base salary at the level in effect immediately prior to his termination; and (ii) in the event of a Change in Control, all of

Mr. Leighton’s outstanding unvested stock options, RSUs, or other equity compensation will immediately vest in full and the Company will make a lump sum payment equal to 100% of his annual base salary at the level in effect at the time of the Change in Control.

The Executive Employment Agreement for Mr. Ely, the Company’s Executive Vice President of Strategy (the “Ely Agreement”), provides for a base salary of $300,000 and the right to participate in any long term or annual incentive plans maintained by the Company for its executives. The Ely Agreement provides that (i) if Mr. Ely’s employment is terminated without Cause or if Mr. Ely terminates his employment for Good Reason, unless such termination occurs within 180 days of a Change in Control, the Company will make a lump sum payment to Mr. Ely equal to 100% of his annual base salary at the level in effect immediately prior to his termination; and (ii) in the event of a Change in Control, all of Mr. Ely’s outstanding unvested stock options, RSUs, or other equity compensation will immediately vest in full and the Company will make a lump sum payment equal to 100% of his annual base salary at the level in effect at the time of the Change in Control.

Each of the Executive Employment Agreements contains the following terms:

For purposes of the agreement, “Cause” shall mean (i) the executive’s conviction of any felony under federal or state law, or any fraud, misappropriation or embezzlement, or (ii) the executive’s breach of a fiduciary duty owed to Company or commission of a material violation of Section 4 of the agreement (relating to confidential information).

The executive may voluntarily terminate his employment with Company for “Good Reason” within 30 days of the occurrence of: (a) a material adverse change in the executive’s position causing it to be of materially less stature or responsibility without the executive’s written consent, and such a materially adverse change shall in all events be deemed to occur if the executive no longer serves in his position, unless the executive consents in writing to such change; (b) a reduction, without the executive’s written consent, in his level of compensation (including base salary and fringe benefits); (c) a relocation of his principal place of employment by more than 50 miles, or (d) failure to cure a material breach by Company (or its successor) of the agreement within thirty (30) days after written notice from the executive to the Company identifying such breach.

For purposes of the agreement, “Change in Control” shall have the same meaning as “Corporate Transaction,” as such term is defined in the Company’s 2004 Equity Compensation Plan.

Potential Payments upon Termination or Change in Control

The following table summarizes the Company’s estimated cost of severance payments had the executive’s employment terminated without cause or if he had terminated his employment for good reason as of March 31, 2009 (in thousands):

		Potential Payments Upon:
		Involuntary Termination Other Than For Cause		Voluntary Termination for Good Reason
Name	Type of Benefit	Prior to Change in Control ($)	Change of Control ($)	Prior to Change in Control ($)	Change of Control ($)
David C. Habiger	Cash Severance Payments	613	613	613	613
	Vesting Acceleration (1)	—	—	—	—
	Total Termination Benefits:	613	613	613	613

Paul F. Norris	Cash Severance Payments	300	300	300	300
	Vesting Acceleration (1)	—	8	—	8
	Total Termination Benefits:	300	308	300	308

A. Clay Leighton	Cash Severance Payments	300	300	300	300
	Vesting Acceleration (1)	—	—	—	—
	Total Termination Benefits:	300	300	300	300

Mark Ely	Cash Severance Payments	300	300	300	300
	Vesting Acceleration (1)	—	38	—	38
	Total Termination Benefits:	300	338	300	338

DIRECTOR COMPENSATION

On January 23, 2007, the Company’s Board approved the Board of Directors Compensation Policy (the “Policy”). Pursuant to the Policy, the Board shall review the annual compensation targets, including cash compensation target percentage, at each annual meeting of the Board for the “independent” Board members (each, an “Outside Director” and each Outside Director who serves as chairman of either the Board or a standing committee of the Board (each, a “Chairman”). At the June 12, 2008 annual Board meeting, the Board reviewed the Policy, and after considering survey information regarding industry practices and other factors, approved amendments to the Policy providing for an annual compensation target of $120,000 for each Board member and for each such member serving as chairman of the Board or one of its standing committees, an annual compensation target equal to 125% of the annual compensation target for the non-chairman members. Under the revised Policy, the annual compensation target for all members is to be paid in equal parts cash and equity compensation, provided that in the event the annual organizational meeting of the Board is scheduled later than October 1 in any year, then, in light of the inability to calculate the next year’s annual equity compensation target percentage as contemplated under the Policy until such meeting is held, the Policy provides that effective on October 1 of that year the equity compensation target percentage shall be shall be reduced to 0% and the cash compensation target percentage shall be increased to 100%, each until the occurrence of such annual organizational meeting.

In addition, the Company’s Board and Compensation Committee (excluding Mr. Doris and Ms. Sauer) considered the current exceptional level of involvement of Mr. Doris and Ms. Sauer in providing strategic guidance to the Company’s executive officers and management team as well as the standard level of director compensation provided pursuant to the Board Compensation Policy and determined that Mr. Doris shall receive additional cash compensation at the rate of $37,500 per quarter and Ms. Sauer shall receive additional cash compensation at the rate of $20,000 per quarter, until such time as either Mr. Doris or Ms. Sauer report that they are no longer providing such extra involvement, or until such time as the Board directs otherwise.

The following table sets forth information for the fiscal year ended March 31, 2009 regarding compensation of the Company’s non-employee directors:

Name	Fees Earned or Paid in Cash ($) (1)		Option Awards ($) (2)		Total ($)
Robert J. Doris (3)	114,134	(4)	97,622	(6)	211,756
Mary C. Sauer (3)	79,653	(5)	78,223	(7)	157,876
Robert M. Greber	70,762		21,976	(8)	92,738
Peter J. Marguglio	67,534		17,581	(9)	85,115
R. Warren Langley	68,022		17,581	(10)	85,603

(1)	In addition to salary, the following Directors tendered options and received cash payments in fiscal 2009:

Name	Shares Tendered (#)	Tender Offer Price Per Share ($)	Cash Received ($)
Robert J. Doris	157,790	$0.06	$9,467
	332,738	0.02	6,655

Mary C. Sauer	67,790	0.06	4,067
	152,738	0.02	3,055

Robert M. Greber	25,000	0.06	1,500
	52,500	0.02	1,050

Peter J. Marguglio	24,000	0.06	1,440
	42,000	0.02	840

R. Warren Langley	24,000	0.06	1,440
	42,000	0.02	840

(2)	Amounts shown in this column reflect the Company’s accounting expense for these awards and do not reflect whether the recipient has actually realized a financial benefit from the awards. The column reflects the dollar amount recognized for financial statement reporting purposes disregarding an estimate of forfeitures related to service-based vesting conditions in accordance with SFAS No 123(R).

(3)	In lieu of the outside Directors Compensation Policy, Mr. Doris and Ms. Sauer received the above amounts in consideration of their providing advisory services to the Company’s executives. Also includes matching contributions made by the Company on behalf of Mr. Doris and Ms. Sauer to the Company’s 401(k) plan.

(4)	In May 2008, Mr. Doris’s compensation was reduced by $45,888 as part of a voluntary agreement with the Company in connection with repriced stock options due to the Company’s stock option review during fiscal 2008. The agreement was satisfied in full in June 2009.

(5)	In May 2008, Ms. Sauer’s compensation was reduced by $31,324 as part of a voluntary agreement with the Company in connection with repriced stock options due to the Company’s stock option review during fiscal 2008. The agreement was satisfied in full in June 2009.

(6)	As of March 31, 2009, Mr. Doris held options to purchase an aggregate of 755,447 of the Company’s Common Stock and held unvested options of 65,325.

(7)	As of March 31, 2009, Ms. Sauer held options to purchase an aggregate of 458,297 of the Company’s Common Stock and held unvested options of 52,275.

(8)	As of March 31, 2009, Mr. Greber held options to purchase an aggregate of 163,475 of the Company’s Common Stock, and held unvested options of 65,325.

(9)	As of March 31, 2009, Mr. Marguglio held options to purchase an aggregate of 118,825 of the Company’s Common Stock, and held unvested options of 52,275.

(10)	As of March 31, 2009, Mr. Langley held options to purchase an aggregate of 112,825 of the Company’s Common Stock, and held unvested options of 52,275.

PROPOSAL NO. 2 —	APPROVAL OF AMENDMENT AND RESTATEMENT OF THE SONIC SOLUTIONS 2004 EQUITY COMPENSATION PLAN

The Company’s shareholders are being asked to approve an amendment and restatement of the 2004 Equity Compensation Plan (the “2004 Plan“) to (a) increase the maximum number of shares of the Company’s common stock authorized for issuance over the term of the 2004 Plan by three million (3,000,000) shares from three million (3,000,000) shares to six million (6,000,000) shares, plus the number of shares of common stock that remain available for grants of awards under the Company’s 2000 Stock Option Plan (the “Prior Plan”) as of the date the amendment and restatement of the 2004 Plan is approved by shareholders, plus any shares that would otherwise return to the Prior Plan as a result of forfeiture, termination or expiration of awards previously granted under the Prior Plan, (b) remove the current limit of 600,000 on the number of shares that may be granted subject to awards of restricted stock and restricted stock units, (c) extend the effective term of the 2004 Plan until October 28, 2019, and (d) to make certain other administrative changes.

As of March 31, 2009, there were only 1,385,604 shares remaining available for option grants and other awards under the 2004 Plan, and an aggregate of only $3,318,000 shares remaining available for option grants and other awards under all of the Company’s equity plans in total. The Board believes that it is necessary to increase the number of shares available for issuance under the 2004 Plan to enable the Company to continue using equity incentives to attract and retain highly qualified individuals who, by virtue of their ability and qualifications, make important contributions to the Company and that an amendment to the 2004 Plan is in the best interests of the Company.

The 2004 Plan was originally adopted by the Board in June 2004 and approved by the Company’s shareholders on September 7, 2004. The amendment and restatement of the 2004 Plan for which shareholder approval is sought under this Proposal No. 2 was adopted by the Board on August 3, 2009, subject to shareholder approval.

Set forth below is a summary of the 2004 Plan, which is qualified in its entirety by the specific language of the 2004 Plan. A copy of the amended and restated 2004 Plan presented for shareholder approval is included at the end of this Proxy Statement as Appendix 1. Shareholders are urged to read the complete text of the 2004 Plan.

General Description

Purpose.  The purpose of the 2004 Plan is to provide the Company’s employees, consultants and directors, whose present and potential contributions are important to the Company’s success, an incentive, through ownership of the Company’s common stock, to continue in service to the Company, and to help the Company compete effectively with other enterprises for the services of qualified individuals.

Shares Reserved for Issuance under the 2004 Plan.  If the amendment and restatement of the 2004 Plan is approved by the Company’s shareholders, a total of six million (6,000,000) shares of the Company’s common stock will be reserved for issuance under the 2004 Plan, plus the number of shares of common stock that remain available for grants of awards under the Company’s Prior Plan as of the date the amendment and restatement of the 2004 Plan is approved by shareholders, plus any shares that would otherwise return to the Prior Plan as a result of forfeiture, termination or expiration of awards previously granted under the Prior Plan; provided, however, that the maximum aggregate number of Shares that may be issued pursuant to incentive stock options is three million (3,000,000) shares. The number of shares of common stock available under the 2004 Plan will be subject to adjustment in the event of a stock split, stock or other extraordinary dividend, or other similar change in the Company’s common stock or the Company’s capital structure.

The maximum number of shares with respect to which options and stock appreciation rights may be granted to a participant during a calendar year is 500,000 shares. In addition, in connection with a participant’s commencement of continuous service, a participant may be granted options and stock appreciation rights for up to an additional 500,000 shares which shall not count against the limit set forth in the previous sentence. For awards of restricted stock and restricted stock units that are intended to be performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the maximum number of shares subject to such awards that may be granted to a participant during a calendar year is 300,000 shares. The foregoing limitations shall be adjusted proportionately by the plan administrator in connection with any change in the Company’s capitalization due to a stock split, stock dividend or similar event affecting the Company’s common stock and its determination shall be final, binding and conclusive.

Administration.  The 2004 Plan is administered, with respect to grants to employees, directors, officers, and consultants, by the plan administrator (the “Administrator”), defined as the Board or the Compensation Committee of the Board. With respect to grants to officers and directors, the committee shall be constituted in such a manner as to satisfy applicable laws, including Rule 16b-3 promulgated under the Exchange Act and Section 162(m) of Code.

Terms and Conditions of Awards.  The 2004 Plan provides for the grant of stock options, restricted stock, restricted stock units, dividend equivalent rights and stock appreciation rights (collectively referred to as “awards”). Stock options granted under the 2004 Plan may be either incentive stock options under the provisions of Section 422 of the Code, or nonqualified stock options. Incentive stock options may be granted only to employees, and may be granted under the 2004 Plan only until September 6, 2014. Awards other than incentive stock options may be granted to the Company’s employees, directors and consultants or to employees, directors and consultants of the Company’s related entities. To the extent that the aggregate fair market value of shares of the Company’s common stock subject to options designated as incentive stock options which become exercisable for the first time by a participant during any calendar year exceeds $100,000, such excess options shall be treated as nonqualified stock options. Under the 2004 Plan, awards may be granted to such employees, directors or consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time.

Subject to applicable laws, the Administrator has the authority, in its discretion, to select employees, directors and consultants to whom awards may be granted from time to time, to determine whether and to what extent awards are granted, to determine the number of shares of the Company’s common stock or the amount of other consideration to be covered by each award (subject to the limitations set forth under the above sub-section of this Proposal 2 (“Shares Reserved for Issuance under the 2004 Plan”), to approve award agreements for use under the 2004 Plan, to determine the terms and conditions of any award (including the vesting schedule applicable to the award), to amend the terms of any outstanding award granted under the 2004 Plan, to construe and interpret the terms of the 2004 Plan and awards granted, to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable non-U.S. jurisdictions and to take such other action not inconsistent with the terms of the 2004 Plan, as the Administrator deems appropriate. The time-based vesting schedule applicable to awards of restricted stock and restricted stock units may be no less than 3 years, provided however, that the vesting schedule may be as short as one year in the event vesting is performance-based.

Each award granted under the 2004 Plan shall be designated in an award agreement. In the case of an option, the option shall be designated as either an incentive stock option or a nonqualified stock option. To the extent that the aggregate fair market value of shares of the Company’s common stock subject to options designated as incentive stock options which become exercisable for the first time by a participant during any calendar year exceeds $100,000, such excess options shall be treated as nonqualified stock options.

The term of any award granted under the 2004 Plan will be stated in the applicable award agreement but may not exceed a term of more than ten years (or five years in the case of an incentive stock option granted to any participant who owns stock representing more than 10% of the Company’s combined voting power or any parent or subsidiary of the Company), excluding any period for which the participant has elected to defer the receipt of the shares or cash issuable pursuant to the award pursuant to a deferral program the Administrator may establish in its discretion.

The 2004 Plan authorizes the Administrator to grant incentive stock options and non-qualified stock options at an exercise price not less than 100% of the fair market value of the Company’s common stock on the date the option is granted (or 110%, in the case of an incentive stock option granted to any employee who owns stock representing more than 10% of the Company’s combined voting power or any parent or subsidiary of the Company). In the case of stock appreciation rights, the base appreciation amount shall not be less than 100% of the fair market value of the common stock on the date of grant. In the case of awards intended to qualify as performance-based compensation, the exercise or purchase price, if any, shall be not less than 100% of the fair market value per share on the date of grant. In the case of all other awards granted under the 2004 Plan, the exercise or purchase price shall be determined by the Administrator. The exercise or purchase price is generally payable in cash, check, shares of the Company’s common stock or with respect to options, payment through a broker-dealer sale and remittance procedure or a “net exercise” procedure.

The 2004 Plan provides that any amendment that would adversely affect the participant’s rights under an outstanding award shall not be made without the participant’s written consent; provided, however, that an amendment or modification that may cause an incentive stock option to become a non-qualified stock option shall not be treated as adversely affecting the rights of the participant. The 2004 Plan also provides that shareholder approval is required in order to (i) reduce the exercise price of any option or the base appreciation amount of any stock appreciation right awarded under the 2004 Plan, (ii) modify the exercise price of any option awarded to an officer or director under the 2004 Plan, or (iii) cancel any option or stock appreciation right awarded under the 2004 Plan in exchange for another award at a time when the exercise price exceeds the fair market value of the underlying shares unless the cancellation and exchange occurs in connection with a Corporate Transaction (as defined in the 2004 Plan). However, canceling an option (other than an option granted to an officer or director) or stock appreciation right in exchange for another option, stock appreciation right, restricted stock award or other award, with an exercise price, purchase price or base appreciation amount (as applicable) that is equal to or greater than the exercise price or base appreciation amount (as applicable) of the original option or stock appreciation right will not require shareholder approval.

Termination of Service.  An award may not be exercised after the termination date of such award as set forth in the award agreement. Following termination of service, the award shall terminate to the extent not exercised on the last day of the specified period in the award agreement or the last day of the original term of the award, whichever comes first. Any award designated as an incentive stock option, to the extent not exercised within the time permitted by law for the exercise of incentive stock options following the termination of employment, shall convert automatically to a nonqualified stock option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the award agreement.

Transferability of Awards.  Under the 2004 Plan, incentive stock options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the participant only by the participant. Other awards shall be transferable only by will and by the laws of descent and distribution and during the lifetime of a participant, to the extent provided in the award agreement and in the manner authorized by the Administrator. The 2004 Plan permits the designation of beneficiaries by holders of awards, including incentive stock options.

Section 162(m) of the Code.  The maximum number of shares with respect to which options and stock appreciation rights may be granted to a participant during a calendar year is 500,000 shares. In addition, in connection with a participant’s commencement of continuous service, a participant may be granted options and stock appreciation rights for up to an additional 500,000 shares which shall not count against the limit set forth in the previous sentence. The foregoing limitations shall be adjusted proportionately by the Administrator in connection with any change in the Company’s capitalization due to a stock split, stock dividend or similar event affecting the Company’s common stock and its determination shall be final, binding and conclusive. Under Code Section 162(m) no deduction is allowed in any taxable year of the Company for compensation in excess of $1 million paid to the Company’s “covered employees” (as described below). An exception to this rule applies to compensation that is paid to a covered employee pursuant to a stock incentive plan approved by shareholders and that specifies, among other things, the maximum number of shares with respect to which options and stock appreciation rights may be granted to eligible participants under such plan during a specified period. Compensation paid pursuant to options or stock appreciation rights granted under such a plan and with an exercise price equal to the fair market value of the Company’s common stock on the date of grant is deemed to be inherently performance-based, since such awards provide value to participants only if the stock price appreciates. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitations, if any option or stock appreciation right is canceled, the cancelled award shall continue to count against the maximum number of shares of the Company’s common stock with respect to which an award may be granted to a participant.

For awards of restricted stock and restricted stock units that are intended to be performance-based compensation under Section 162(m) of the Code, the maximum number of shares subject to such awards that may be granted to a participant during a calendar year is 300,000 shares. The foregoing limitation shall be adjusted proportionately by the Administrator in connection with any change in the Company’s capitalization due to a stock split, stock dividend or similar event affecting the Company’s common stock and its determination shall be final, binding and conclusive. In order for an award of restricted stock or restricted stock units to qualify as performance-based compensation under Section 162(m), the Administrator must establish a performance goal with respect to such award in writing not later than 90 days after the commencement of the services to which it relates and while the outcome is substantially uncertain. In addition, the performance goal must be stated in terms of an objective formula or standard.

The 2004 Plan includes the following performance criteria that may be considered by the Administrator when granting performance-based awards: (i) increase in share price, (ii) earnings per share, (iii) total shareholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets, (viii) return on investment, (ix) operating income, (x) net operating income, (xi) pre-tax profit, (xii) cash flow, (xiii) revenue, (xiv) expenses, (xv) earnings before interest, taxes and depreciation, (xvi) economic value added, and (xvii) market share.

The regulations governing Section 162(m) of the Code provide that a “covered employee” is determined in accordance with the executive compensation disclosure rules under the Exchange Act. However, the Exchange Act was recently amended and no longer tracks the definition of “covered employee” as defined in Section 162(m) of the Code. The Exchange Act now requires disclosure of a company’s principal executive officer regardless of compensation, the principal financial officer regardless of compensation and the three most highly compensated executive officers other than the principal executive officer and the principal financial officer as determined as of the end of the last completed fiscal year. As a result of this disconnect, the Internal Revenue Service (“IRS”) released guidance in June 2007 providing that for purposes of Section 162(m) of the Code, a “covered employee” means the principal executive officer (or anyone acting in such capacity) and the three highest paid officers for the relevant taxable year. For purposes of Section 162(m), it does not include the principal financial officer unless such officer is one of the three highest paid officers. Accordingly, the Company will apply this guidance to the Company’s covered employees for the purposes of Section 162(m) of the Code.

Change in Capitalization.  Subject to any required action by the Company’s shareholders, the number of shares of common stock covered by outstanding awards, the number of shares of the Company’s common stock that have been authorized for issuance under the 2004 Plan, the exercise or purchase price of each outstanding award, the maximum number of shares of common stock that may be granted subject to awards to any participant in a calendar year, and the like, shall be proportionally adjusted by the Administrator in the event of (i) any increase or decrease in the number of issued shares of common stock resulting from a stock split, stock dividend, combination or reclassification or similar event affecting the Company’s common stock, (ii) any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by the Company or (iii) any other transaction with respect to the Company’s common stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete), distribution of cash or other assets to shareholders other than a normal cash dividend, or any similar transaction; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” In the event of any distribution of cash or other assets to shareholders other than a normal cash dividend, the Administrator will make adjustments in connection with the events described in the preceding sentence or substitute, exchange or grant awards with respect to the shares of a related entity (collectively “adjustments”). Any such adjustments to outstanding awards will be effected in a manner that precludes the material enlargement of rights and benefits under such awards. Adjustments, if any, and any determinations or interpretations, including any determination of whether a distribution is other than a normal cash dividend, will be made by the Administrator and its determination shall be final, binding and conclusive. In connection with the foregoing adjustments, the Administrator may, in its discretion, prohibit the exercise of awards or other issuance of shares of common stock, cash or other consideration pursuant to awards during certain periods of time. Except as the Administrator determines, no issuance of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of shares of common stock subject to an award.

Corporate Transaction.  Effective upon the consummation of a corporate transaction (as defined in the 2004 Plan), all outstanding awards shall terminate. However, all such awards shall not terminate to the extent the contractual obligations represented by the award are assumed by the successor entity. In the event an outstanding award is not assumed or replaced by the successor entity in connection with a corporate transaction, the award shall automatically become fully vested and exercisable for all of the shares at the time represented by the award, immediately prior to the specified effective date of such corporate transaction.

Change in Control.  In the event of a change in control (as defined in the 2004 Plan), all outstanding awards shall automatically become fully vested and exercisable for all of the shares at the time represented by the award, immediately prior to the specified effective date of such change in control.

Under the 2004 Plan, a Corporate Transaction is generally defined as:

•	The acquisition of beneficial ownership of 50% or more of the Company’s common stock by any individual or entity or related group of persons;

•	a sale, transfer or other disposition of all or substantially all of the Company’s assets;

•	a merger or consolidation in which the Company is not the surviving entity;

•	a reverse merger in which the Company is the surviving entity but, among other things, more than 40% of the Company’s common stock is acquired by any individual or entity or related group of persons who are different from those who held such common stock immediately prior to such merger; or

•	the Company’s complete liquidation or dissolution.

Under the 2004 Plan, a Change in Control is generally defined as:

•	acquisition of beneficial ownership of 50% or more of the Company’s common stock by any individual or entity or related group of persons pursuant to a tender or exchange offer which a majority of the Board members (who have served on the Board for at least thirty-six (36) months) do not recommend the Company’s shareholders accept, or

•	a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who have either been Board members continuously for a period of at least thirty-six (36) months or have been Board members for less than thirty-six (36) months and were elected or nominated for election by at least a majority of Board members who have served on the Board for at least thirty-six (36) months.

Amendment, Suspension or Termination of the 2004 Plan.  The Board may at any time amend, suspend or terminate the 2004 Plan. The 2004 Plan will terminate on October 28, 2019, unless terminated earlier by the Board. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to awards granted to residents therein, the Company shall obtain shareholder approval of any such amendment to the 2004 Plan in such a manner and to such a degree as required. In addition, shareholder approval will be obtained for any amendment of the 2004 Plan to (i) materially increase the benefits accruing to participants under the 2004 Plan; (ii) to materially modify the requirements for participation in the 2004 Plan or (iii) to increase the number of shares of common stock reserved for issuance under the 2004 Plan.

Certain Federal Tax Consequences

The following summary of the federal income tax consequences of the 2004 Plan and the awards granted thereunder is based upon federal income tax laws in effect on the date of this proxy statement. This summary does not purport to be complete, and does not discuss non-U.S., state or local tax consequences.

Nonqualified Stock Options.  The grant of a nonqualified stock option under the 2004 Plan will not result in any federal income tax consequences to the participant or to the Company. Upon exercise of a nonqualified stock option, the participant is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount. Any gain or loss on the participant’s subsequent disposition of the shares of common stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain.

Absent special limitations on exercisability, in the event a nonqualified stock option is granted with an exercise price that is below fair market value or is amended in certain respects, such option may be considered deferred compensation and subject to the rules of Section 409A of the Code, which provide rules regarding the timing of payment of deferred compensation. An option subject to Section 409A of the Code which fails to comply with the rules of Section 409A, can result in the acceleration of income recognition, an additional 20% tax obligation, plus potential penalties and interest.

Incentive Stock Options.  The grant of an incentive stock option under the 2004 Plan will not result in any federal income tax consequences to the participant or to the Company. A participant recognizes no federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the participant has held the shares of common stock. If the participant does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

If the participant fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a “disqualifying disposition”). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount.

The “spread” under an incentive stock option — i.e., the difference between the fair market value of the shares at exercise and the exercise price — is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If a participant’s alternative minimum tax liability exceeds such participant’s regular income tax liability, the participant will owe the larger amount of taxes. In order to avoid the application of alternative minimum tax with respect to incentive stock options, the participant must sell the shares within the same calendar year in which the incentive stock options are exercised. However, such a sale of shares within the same year of exercise will constitute a disqualifying disposition, as described above.

In the event an incentive stock option is amended in certain respects, such option may be considered deferred compensation and subject to the rules of Section 409A of the Code. An option subject to Section 409A of the Code which fails to comply with the rules of Section 409A, can result in the acceleration of income recognition, an additional 20% tax obligation, plus potential penalties and interest. In addition, the amendment of an incentive stock option may convert the option from an incentive stock option to a nonqualified stock option.

Restricted Stock.  The grant of restricted stock will subject the recipient to ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the shares on the date that the restrictions lapse. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the recipient’s total compensation is deemed reasonable in amount. Any gain or loss on the recipient’s subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on how long the stock has been held since the restrictions lapsed. The Company does not receive a tax deduction for any such gain.

Recipients of restricted stock may make an election under Section 83(b) of the Code (“Section 83(b) Election”) to recognize as ordinary compensation income in the year that such restricted stock is granted, the amount equal to the spread between the amount paid for such stock and the fair market value on the date of the issuance of the stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain to the recipient. The Section 83(b) Election must be made within thirty days from the time the restricted stock is issued.

Stock Appreciation Rights.  Recipients of stock appreciation rights (“SARs”) generally should not recognize income until the SAR is exercised (assuming there is no ceiling on the value of the right). Upon exercise, the recipient will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value of the shares, if any, received upon such exercise. Recipients who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon exercise of a SAR. Recipients will recognize gain upon the disposition of any shares received on exercise of a SAR equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year. The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the recipient’s total compensation is deemed reasonable in amount.

A SAR can be considered non-qualified deferred compensation and subject to Section 409A of the Code. A SAR that does not meet the requirements of Code Section 409A can result in the acceleration of income recognition, an additional 20% tax obligation, plus penalties and interest.

Restricted Stock Units.  Recipients of restricted stock units generally should not recognize income until such units are converted into cash or shares of stock. Upon conversion, the recipient will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value of the shares, if any, received upon such conversion. Recipients who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon conversion of the restricted stock units. Participants will recognize gain upon the disposition of any shares received upon conversion of the restricted stock units equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year. The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the recipient’s total compensation is deemed reasonable in amount.

Restricted stock units also can be considered non-qualified deferred compensation and subject to Section 409A of the Code. A grant of restricted stock units that does not meet the requirements of Code Section 409A can result in the acceleration of income recognition, an additional 20% tax obligation, plus penalties and interest.

Dividends and Dividend Equivalents.  Recipients of stock-based awards that earn dividends or dividend equivalents will recognize taxable ordinary income on any dividend payments received with respect to unvested and/or unexercised shares subject to such awards, which income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by a participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the individual’s total compensation is deemed reasonable in amount.

Amended Plan Benefits

Because grants under the 2004 Plan are subject to the discretion of the compensation committee, awards under the 2004 Plan that will be made for the upcoming year are undeterminable.

Equity Awards

The following table discloses the equity awards granted to the persons or groups specified below under the 2004 Plan as of fiscal year ended March 31, 2009 (in thousands):

2004 Equity Compensation Plan
Name	Total Grants
David C. Habiger (1)	400,000
Paul F. Norris	89,000
A. Clay Leighton (2)	200,000
Mark Ely	130,000
Executive Officers as a group (4 persons)	819,000
Directors as a group (5 persons)	386,500
Robert J. Doris, nominee	170,000
Mary C. Sauer, nominee	80,000
Robert M. Greber, nominee	52,500
Peter J. Marguglio, nominee	42,000
R. Warren Langley, nominee	42,000

(1)	Received 5% or more of the awards granted under this Plan.

Vote Required

The affirmative vote of holders of a majority of the voting power of the shares of common stock, present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the amendment and restatement of the 2004 Plan.

Recommendation of the Board of Directors

The Board recommends a vote “FOR” approval of the amendment and restatement of the 2004 Plan.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The Company has agreed to indemnify each of its directors and executive officers to the fullest extent permitted by California law.

All transactions between the Company and its officers, directors, principal shareholders and affiliates have been and will be approved by a majority of the Company’s Board, including a majority of the disinterested, non-employee directors, and have been or will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

SHAREHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING

Any shareholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in the Company’s Proxy Statement and form of proxy for its 2010 annual meeting must be received by the Company on or before May 31, 2010, in order to be considered for inclusion in its Proxy Statement and form of proxy. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the Proxy Statement and form of proxy. Any such proposal should be mailed to: Sonic Solutions, 7250 Redwood Blvd., Suite 300, Novato, California 94945, Attention: Secretary.

Shareholder proposals to be presented at the Company’s 2010 annual meeting, other than shareholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in the Company’s Proxy Statement and form of proxy for its 2010 annual meeting, must be submitted with other relevant information in writing to the attention of the Company’s Secretary at the Company’s principal executive offices no later than a reasonable period of time prior to the production and mailing of the 2010 proxy materials. The shareholder must submit the following relevant information: (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (2) the name and address, as they appear on the Company’s books, of the shareholder proposing such business; (3) the number of shares of the Company’s common stock which are beneficially owned by the shareholder; (4) any material interest of the shareholder in such business; and (5) any other information that is required to be provided by the shareholder pursuant to Regulation 14A under the Exchange Act, in the shareholder’s capacity as a proponent of the proposal.

OTHER MATTERS

The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board may recommend

THE BOARD OF DIRECTORS

Dated: September 24, 2009

Appendix 1

SONIC SOLUTIONS

2004 EQUITY COMPENSATION PLAN
Amended and Restated August 2009

1.    Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel, to provide additional incentives to Employees, Directors and Consultants and to promote the success of the Company’s business.

2.    Definitions. The following definitions shall apply as used herein and in the individual Award Agreements except as defined otherwise in an individual Award Agreement. In the event a term is separately defined in an individual Award Agreement, such definition shall supercede the definition contained in this Section 2.

(a)    “Administrator” means the Board or the Compensation Committee.

(b)    “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(c)    “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein.

(d)    “Assumed” means that pursuant to a Corporate Transaction either (i) the Award is expressly affirmed by the Company or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award and the exercise or purchase price thereof which at least preserves the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award.

(e)    “Award” means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Restricted Stock Unit or other right or benefit under the Plan.

(f)    “Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

(g)    “Board” means the Board of Directors of the Company.

(h)    “Cause” means, with respect to the termination by the Company or a Related Entity of the Grantee’s Continuous Service, that such termination is for “Cause” as such term (or word of like import) is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee’s: (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; (ii) dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person; provided, however, that with regard to any agreement that defines “Cause” on the occurrence of or in connection with a Corporate Transaction or a Change in Control, such definition of “Cause” shall not apply until a Corporate Transaction or a Change in Control actually occurs.

(i)    “Change in Control” means a change in ownership or control of the Company effected through either of the following transactions:

1

(i)    the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s shareholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such shareholders accept, or

(ii)    a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

(j)    “Code” means the Internal Revenue Code of 1986, as amended.

(k)    “Common Stock” means the common stock of the Company.

(l)    “Company” means Sonic Solutions, a California corporation, or any successor corporation that adopts the Plan in connection with a Corporate Transaction.

(m)    “Compensation Committee” means the Compensation Committee of the Board.

(n)    “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(o)    “Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least thirty-six (36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

(p)    “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. A Grantee’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Related Entity. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). Notwithstanding the foregoing, except as otherwise determined by the Administrator, in the event of any spin-off of a Related Entity, service as an Employee, Director or Consultant for such Related Entity following such spin-off shall be deemed to be Continuous Service for purposes of the Plan and any Award under the Plan. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds ninety (90) days, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the expiration of such ninety (90) day period.

(q)    “Corporate Transaction” means any of the following transactions, provided, however, that the Administrator shall determine under parts (iv) and (v) whether multiple transactions are related, and its determination shall be final, binding and conclusive:

2

(i)    a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii)    the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii)    the complete liquidation or dissolution of the Company;

(iv)    any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of Common Stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than forty percent (40%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger, but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction; or

(v)    acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.

(r)    “Covered Employee” means an Employee who is a “covered employee” under Section 162(m)(3) of the Code.

(s)    “Director” means a member of the Board or the board of directors of any Related Entity.

(t)    “Disability” means as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

(u)    “Dividend Equivalent Right” means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock.

(v)    “Employee” means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(w)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(x)    “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)    If the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation The Nasdaq Global Select Market, The NASDAQ Global Market, or The NASDAQ Capital Market of The NASDAQ Stock Market, LLC, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable,

3

on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)    If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)    In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

(y)    “Grantee” means an Employee, Director or Consultant who receives an Award under the Plan.

(z)    “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(aa)    “Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(bb)    “Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(cc)    “Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

(dd)    “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(ee)    “Performance-Based Compensation” means compensation qualifying as “performance-based compensation” under Section 162(m) of the Code.

(ff)    “Plan” means this 2004 Equity Compensation Plan.

(gg)    “Related Entity” means any Parent or Subsidiary of the Company and any business, corporation, partnership, limited liability company or other entity in which the Company or a Parent or a Subsidiary of the Company holds a substantial ownership interest, directly or indirectly.

(hh)    “Replaced” means that pursuant to a Corporate Transaction the Award is replaced with a comparable stock award or a cash incentive program of the Company, the successor entity (if applicable) or Parent of either of them which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same (or a more favorable) vesting schedule applicable to such Award. The determination of Award comparability shall be made by the Administrator and its determination shall be final, binding and conclusive.

(ii)    “Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

(jj)    “Restricted Stock Units” means an Award which may be earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

(kk)    “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

4

(ll)    “SAR” means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

(mm)    “Share” means a share of the Common Stock.

(nn)    “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.    Stock Subject to the Plan.

(a)    Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is 6,000,000 Shares, plus the number of Shares that remain available for grants of awards under the Company’s 2000 Stock Option Plan (the “Prior Plan”) as of the date the Plan, as amended and restated, is approved by the Company’s shareholders, plus any Shares that would otherwise return to the Prior Plan as a result of forfeiture, termination or expiration of awards previously granted under the Prior Plan (ignoring the termination or expiration of the Prior Plan for the purpose of determining the number of Shares available for the Plan); provided, however, that the maximum aggregate number of Shares that may be issued pursuant to Incentive Stock Options is 3,000,000 Shares. Notwithstanding the foregoing, any Shares issued in connection with Awards other than Options and SARs shall be counted against the limit set forth herein as two (2) Shares for every one (1) Share issued in connection with such Award (and shall be counted as two (2) Shares for every one (1) Share returned or deemed not have been issued from the Plan pursuant to Section 3(b) below in connection with Awards other than Options and SARs). In addition, Dividend Equivalent Rights shall be payable solely in cash and therefore the issuance of Dividend Equivalent Rights shall not be deemed to reduce the maximum aggregate number of Shares which may be issued under the Plan. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

(b)    Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at the lower of their original purchase price or their Fair Market Value at the time of repurchase, such Shares shall become available for future grant under the Plan. To the extent not prohibited by Section 422(b)(1) of the Code (and the corresponding regulations thereunder), the listing requirements of The Nasdaq National Market (or other established stock exchange or national market system on which the Common Stock is traded) and Applicable Law, any Shares covered by an Award which are surrendered (i) in payment of the Award exercise or purchase price or (ii) in satisfaction of tax withholding obligations incident to the exercise or vesting of an Award shall be deemed not to have been issued for purposes of determining the maximum number of Shares which may be issued pursuant to all Awards under the Plan, unless otherwise determined by the Administrator.

4.    Administration of the Plan.

(a)    Plan Administrator.

(i)    Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by the Board or the Compensation Committee, which Compensation Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3.

(ii)    Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by the Board or the Compensation Committee, which Compensation Committee shall be constituted in such a manner as to satisfy the Applicable Laws.

5

(iii)    Administration With Respect to Covered Employees. Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by the Compensation Committee.

(iv)    Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

(b)    Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i)    to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

(ii)    to determine whether and to what extent Awards are granted hereunder;

(iii)    to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

(iv)    to approve forms of Award Agreements for use under the Plan;

(v)    to determine the terms and conditions of any Award granted hereunder;

(vi)    to amend the terms of any outstanding Award granted under the Plan, provided that (A) any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent, provided, however, that an amendment or modification that may cause an Incentive Stock Option to become a Non-Qualified Stock Option shall not be treated as adversely affecting the rights of the Grantee, (B) the reduction of the exercise price of any Option awarded under the Plan and the base appreciation amount of any SAR awarded under the Plan shall be subject to shareholder approval, (C) the modification of the exercise price of any Option awarded under the Plan to an Officer or Director shall be subject to shareholder approval, and (D) canceling an Option or SAR at a time when its exercise price or base appreciation amount (as applicable) exceeds the Fair Market Value of the underlying Shares, in exchange for another Option, SAR, Restricted Stock, or other Award (excluding cash) shall be subject to shareholder approval, unless the cancellation and exchange occurs in connection with a Corporate Transaction. Notwithstanding the foregoing, canceling an Option (other than an Option granted to an Officer or Director) or SAR in exchange for another Option, SAR, Restricted Stock, or other Award with an exercise price, purchase price or base appreciation amount (as applicable) that is equal to or greater than the exercise price or base appreciation amount (as applicable) of the original Option or SAR shall not be subject to shareholder approval;

(vii)    to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan;

(viii)    to grant Awards to Employees, Directors and Consultants employed outside the United States on such terms and conditions different from those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable to further the purpose of the Plan; and

(ix)    to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator; provided that the Administrator may not exercise any right or power reserved to the Board. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final, conclusive and binding on all persons having an interest in the Plan.

(c)    Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees of the Company or a Related Entity, members of the

6

Board and any Officers or Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.

5.    Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company or a Parent or a Subsidiary of the Company, and may be granted only until September 6, 2014. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time.

6.    Terms and Conditions of Awards.

(a)    Types of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) cash or (iii) an Option, a SAR, or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions. Such awards include, without limitation, Options, SARs, sales or bonuses of Restricted Stock, Restricted Stock Units or Dividend Equivalent Rights, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

(b)    Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option. In the event that the Code or the regulations promulgated thereunder are amended after the date the Plan becomes effective to provide for a different limit on the Fair Market Value of Shares permitted to be subject to Incentive Stock Options, then such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

(c)    Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, the following: (i) increase in share price, (ii) earnings per share, (iii) total shareholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets, (viii) return on investment,

7

(ix) operating income, (x) net operating income, (xi) pre-tax profit, (xii) cash flow, (xiii) revenue, (xiv) expenses, (xv) earnings before interest, taxes and depreciation, (xvi) economic value added, (xvii) market share and (xviii) other measures of performance selected by the Administrator. The performance criteria may be applicable to the Company, Related Entities and/or any individual business units of the Company or any Related Entity. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

(d)    Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

(e)    Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

(f)    Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

(g)    Individual Limitations on Awards.

(i)    Individual Limit for Options and SARs. The maximum number of Shares with respect to which Options and SARs may be granted to any Grantee in any calendar year shall be 500,000 Shares. In connection with a Grantee’s commencement of Continuous Service, a Grantee may be granted Options and SARs for up to an additional 500,000 Shares which shall not count against the limit set forth in the previous sentence. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitations with respect to a Grantee, if any Option or SAR is canceled, the canceled Option or SAR shall continue to count against the maximum number of Shares with respect to which Options and SARs may be granted to the Grantee. For this purpose, the repricing of an Option (or in the case of a SAR, the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.

(ii)    Individual Limit for Restricted Stock and Restricted Stock Units. For awards of Restricted Stock and Restricted Stock Units that are intended to be Performance-Based Compensation, the maximum number of Shares with respect to which such Awards may be granted to any Grantee in any calendar year shall be 300,000 Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below.

(iii)    Deferral. If the vesting or receipt of Shares under an Award is deferred to a later date, any amount (whether denominated in Shares or cash) paid in addition to the original number of Shares subject to such Award will not be treated as an increase in the number of Shares subject to the Award if the additional amount is based either on a reasonable rate of interest or on one or more predetermined actual investments such that the amount payable by the Company at the later date will be based on the actual rate of return of a specific investment (including any decrease as well as any increase in the value of an investment).

(h)    Early Exercise. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the

8

Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

(i)    Term of Award. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Award shall be no more than ten (10) years from the date of grant thereof . However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement. Notwithstanding the foregoing, the specified term of any Award shall not include any period for which the Grantee has elected to defer the receipt of the Shares or cash issuable pursuant to the Award.

(j)    Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Other Awards shall be transferable (i) by will and by the laws of descent and distribution and (ii) during the lifetime of the Grantee, to the extent and in the manner authorized by the Administrator. Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s Award in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.

(k)    Vesting of Restricted Stock and Restricted Stock Units. Awards of Restricted Stock and Restricted Stock Units issued under the Plan shall vest and be released from the risk of forfeiture over a period of no less than three (3) years measured from the date of issuance of the Award. Notwithstanding the foregoing, Awards of Restricted Stock and Restricted Stock Units subject to performance-based vesting may vest and be released from the risk of forfeiture over a period of no less than one (1) year measured from the date of issuance of the Award.

(l)    Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator.

7.    Award Exercise or Purchase Price, Consideration and Taxes.

(a)    Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

(i)    In the case of an Incentive Stock Option:

(A)    granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

(B)    granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(ii)    In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iii)    In the case of SARs, the base appreciation amount shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iv)    In the case of Awards intended to qualify as Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

9

(v)    In the case of other Awards, such price as is determined by the Administrator.

(iv)    Notwithstanding the foregoing provisions of this Section 7(a) in the case of an Award issued pursuant to Section 6(d), above, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.

(b)    Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

(i)    cash;

(ii)    check;

(iii)    surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised;

(iv)    with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction;

(v)    with respect to Options, payment through a “net exercise” such that, without the payment of any funds, the Grantee may exercise the Option and receive the net number of Shares equal to (i) the number of Shares as to which the Option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value per Share (on such date as is determined by the Administrator) less the Exercise Price per Share, and the denominator of which is such Fair Market Value per Share (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares); or

(vi)    any combination of the foregoing methods of payment.

The Administrator may at any time or from time to time, by adoption of or by amendment to the standard forms of Award Agreement described in Section 4(b)(iv), or by other means, grant Awards which do not permit all of the foregoing forms of consideration to be used in payment for the Shares or which otherwise restrict one or more forms of consideration.

(c)    Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any non-U.S., federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise or vesting of an Award the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations, including, but not limited too, by surrender of the whole number of Shares covered by the Award sufficient to satisfy the minimum applicable tax withholding obligations incident to the exercise or vesting of an Award (reduced to the lowest whole number of Shares if such number of Shares withheld would result in withholding a fractional Share with any remaining tax withholding settled in cash).

8.    Exercise of Award.

(a)    Procedure for Exercise; Rights as a Shareholder.

(i)    Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

10

(ii)    An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(vi).

(b)    Exercise of Award Following Termination of Continuous Service.

(i)    An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee’s Continuous Service only to the extent provided in the Award Agreement.

(ii)    Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee’s Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

(iii)    Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee’s Continuous Service shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

9.    Conditions Upon Issuance of Shares.

(a)    If at any time the Administrator determines that the delivery of Shares pursuant to the exercise, vesting or any other provision of an Award is or may be unlawful under Applicable Laws, the vesting or right to exercise an Award or to otherwise receive Shares pursuant to the terms of an Award shall be suspended until the Administrator determines that such delivery is lawful and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company shall have no obligation to effect any registration or qualification of the Shares under federal or state laws.

(b)    As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

10.    Adjustments Upon Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the maximum number of Shares with respect to which Awards may be granted to any Grantee in any fiscal year of the Company, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” In the event of any distribution of cash or other assets to shareholders other than a normal cash dividend, the Administrator shall also make such adjustments as provided in this Section 10 or substitute, exchange or grant Awards to effect such adjustments (collectively “adjustments”). Any such adjustments to outstanding Awards will be effected in a manner that precludes the enlargement of rights and benefits under such Awards. In connection with the foregoing adjustments, the Administrator may, in its discretion, prohibit the exercise of Awards or other issuance of Shares, cash or other consideration pursuant to Awards during certain periods of time. Such adjustment shall

11

be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

11.    Corporate Transactions and Changes in Control.

(a)    Termination of Award to Extent Not Assumed in Corporate Transaction. Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate. However, all such Awards shall not terminate to the extent they are Assumed in connection with the Corporate Transaction.

(b)    Acceleration of Award Upon Corporate Transaction or Change in Control.

(i)    Corporate Transaction. Except as provided otherwise in an individual Award Agreement, in the event of a Corporate Transaction, for the portion of each Award that is neither Assumed nor Replaced, such portion of the Award shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value) for all of the Shares at the time represented by such portion of the Award, immediately prior to the specified effective date of such Corporate Transaction, provided that the Grantee’s Continuous Service has not terminated prior to such date. The portion of the Award that is not Assumed shall terminate under subsection (a) of this Section 11 to the extent not exercised prior to the consummation of such Corporate Transaction.

(ii)    Change in Control. Except as provided otherwise in an individual Award Agreement, in the event of a Change in Control (other than a Change in Control which also is a Corporate Transaction), each Award which is at the time outstanding under the Plan automatically shall become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value), immediately prior to the specified effective date of such Change in Control, for all of the Shares at the time represented by such Award, provided that the Grantee’s Continuous Service has not terminated prior to such date.

(c)    Effect of Acceleration on Incentive Stock Options. Any Incentive Stock Option accelerated under this Section 11 in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. To the extent such dollar limitation is exceeded, the excess Options shall be treated as Non-Qualified Stock Options.

12.    Effective Date and Term of Plan. The Plan was originally adopted by the Board in June 2004 and approved by the Company’s shareholders on September 7, 2004. On August 3, 2009, the Board approved an amendment and restatement of the Plan, subject to the approval of the Company’s shareholders, (i) to increase the maximum number of Shares available under the Plan; (ii) to remove the current limit of 600,000 on the number of shares that may be granted subject to Awards of Restricted Stock and Restricted Stock Units; (iii) to extend the term of the Plan until ten (10) years from the date of shareholder approval of the amendment and restatement of the Plan, provided that Incentive Stock Options may be granted only until September 6, 2014 and (iv) amend certain other administrative provisions of the Plan. The amendment and restatement of the Plan shall become effective upon approval by the shareholders of the Company. It shall continue in effect for a term of ten (10) years from the date of shareholder approval of the amendment and restatement of the Plan unless sooner terminated.

13.    Amendment, Suspension or Termination of the Plan.

(a)    The Board may at any time amend, suspend or terminate the Plan; provided, however, that no such amendment shall be made without the approval of the Company’s shareholders:

(i)    to materially increase the benefits accruing to Grantees under the Plan;

(ii)    to materially modify the requirements for participation in the Plan;

(iii)    to increase the number of Shares reserved for issuance under the Plan;

12

(iv)    to the extent such approval is required by Applicable Laws; or

(v)    if such amendment would change any of the provisions of Section 4(b)(vi) or this Section 13(a).

(b)    No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c)    No suspension or termination of the Plan (including termination of the Plan under Section 12, above) shall adversely affect any rights under Awards already granted to a Grantee.

14.    Reservation of Shares.

(a)    The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b)    The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15.    No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Grantee’s Continuous Service at any time, with or without Cause, and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee’s Continuous Service has been terminated for Cause for the purposes of this Plan.

16.    No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

17.    Unfunded Obligation. Grantees shall have the status of general unsecured creditors of the Company. Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

18.    Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

19.    Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board, the submission of the Plan to the shareholders of the Company for approval, nor any provision of the Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of Awards otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

13

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

SONIC®

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders. The Proxy Statement and the 2009 Annual Report to Stockholders are available at:
http://bnymellon.mobular.net/bnymellon/snic

VOTE BY MAIL

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

58446

▼ FOLD AND DETACH HERE ▼

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION OF DIRECTORS AND PROPOSAL 2

Please mark your votes as indicated in this example ☒

	FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS
1. **Election of Five Directors:**	☐	☐	☐

Nominees:

01. Robert J. Doris
02. Robert M. Greber
03. R. Warren Langley
04. Peter J. Marguglio
05. Mary C. Sauer

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box above and write that nominee's name in the space provided below.)

*Exceptions

____

	FOR	AGAINST	ABSTAIN
2. Approval of amendment and restatement to the 2004 Equity Compensation Plan.	☐	☐	☐

3. In the discretion of the appointed proxies on any other matters properly brought to a shareholder vote at the meeting, all as set forth in the Notice and Proxy Statement.

You are acknowledging receipt of the Notice and Proxy Statement by submitting your proxy.

Will Attend Meeting ☐ **YES**

Mark Here for Address Change or Comments **SEE REVERSE** ☐

Signature ______________________ Signature ______________________ Date ____________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Choose **MLink℠** for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to **Investor ServiceDirect®** at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

▼ **FOLD AND DETACH HERE** ▼

SONIC SOLUTIONS

PROXY/VOTING INSTRUCTIONS FOR ANNUAL MEETING OF SHAREHOLDERS - OCTOBER 28, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

The undersigned shareholder of Sonic Solutions hereby appoint(s) David C. Habiger and Paul F. Norris, or either of them, each with full power of substitution, the lawful attorneys and proxies of the undersigned to vote as designated on the reverse side, and in their discretion, upon such other business as may properly be presented to the meeting, all of the shares of SONIC SOLUTIONS which the undersigned shall be entitled to vote at the 2009 Annual Meeting of Shareholders to be held on October 28, 2009 at 11:00 a.m., Pacific Daylight Time, at 7250 Redwood Blvd., Suite 300, Novato, California, and at any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS ON THE REVERSE SIDE. The proxy holders in their discretion may cumulate votes for the election of directors. This proxy may be revoked at any time prior to the time it is voted by any means described in the accompanying proxy statement.

Address Change/Comments **(Mark the corresponding box on the reverse side)**

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

58446